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                                                                  EXHIBIT 10.4


        THIS LEASE AGREEMENT made this ____ day of August 1979 by and between UNILAND DEVELOPMENT COMPANY, a general partnership, 260 Wales Avenue, Tonawanda, New York 14150, hereinafter called "Landlord", and The Carborundum Company a Corporation, P.O. Box 808, Niagara Falls, New York 14302 hereinafter called "Tenant."

        FIRST: DESCRIPTION. Landlord leases to Tenant and Tenant hereby takes land and expansion space as well as office and warehouse space comprising approximately of 21,500 square feet in a building located at 324 Creekside Drive, Amherst, New York; more specifically designated on a plan attached hereto and designated as Schedule "A" and made a part hereof.

        SECOND: TERM. The term hereof shall commence on the 1st day of the month following Tenant's acceptance of premises and continue for a period of five (5) years.

        THIRD:  RENT.  The total rent shall be $290,520.00 payable as follows:
$4,842.00 on or before the signing of the Lease and on the 1st day of the second month of the tenancy and on the 1st day of each and every calendar month thereafter, Tenant shall pay to Landlord the sum of $4,842.00 during the said term. All rents shall be paid to Landlord or said authorized agent at 260 Wales Avenue, Tonawanda, New York 14150 or at such other places as may be designated by Landlord from time to time.

        FOURTH: CONSTRUCTION OF PREMISES. Landlord, within 45 days of the signing of the Lease shall cause to be built and completed in a building at 324 Creekside Drive, Amherst, N.Y.





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????????ing space in a portion of the premises (so delineated on Schedule "A"
attached, more specifically described in Schedule "B" attached hereto and made a part hereof. Landlord, within 90 days of the signing of the Lease, shall cause to be built and completed in a building at 324 Creekside Drive, Amherst, N.Y. office and employee service space in a portion of the premises (so delineated on Schedule "A" attached) more specifically described in Schedule "B" attached hereto and made a part hereof. The premises shall be constructed in a good and workmanlike manner. Landlord warrants that the premises will be constructed with new materials of good quality and in accordance with all the currently existing laws, ordinances and statutes of the municipal or State governments.

        FIFTH:  DELAYS IN CONSTRUCTION.    In the event that all improvements
have not been completed within 120 days of the lease signing, Tenant shall have the right but not the obligation to enter into possession of such portions as may be ready for occupancy and Landlord shall diligently proceed so as to place the premises in conformance with Schedule "B" within 150 days of lease signing. During such period of partial occupancy, the rent to be paid hereunder shall be apportioned as to include only that floor space actually occupied by Tenant. For the purposes of apportionment of rent under this Paragraph and Paragraph "Fourth" only, it is agreed that office space shall be let for $5.75 per square foot. Land and manufacturing area shall be let for $2.10 per square foot. No entering into possession by Tenant of any portion of the premises under the provisions of this paragraph shall constitute a waiver of Landlord's obligation to complete unfinished items of construction or to correct defective work so long as to bring the improvements in accordance with Schedule "B". If Landlord is unable to deliver possession of one day of manufacturing space within forty-five (45) days of lease signing or of total premises within 150 days of lease signing, Tenant may terminate this Lease and all advanced rents and security deposits shall be refunded by Landlord to Tenant.
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?????????????????? anticipates that Tenant shall receive shipment of necessary equipment on or about the second week of September. Landlord agrees that an area of 1,200 square feet shall be built and completed prior to the anticipated delivery date and that Tenant shall have the right to accept delivery of the equipment at the premises and store the equipment within the said 1,200 square foot area.

        SIXTH: POSSESSION. The entire premises shall be considered ready for possession and Tenant shall accept the entire premises when:

        A) The building has been substantially completed including interior finishes, and

        B) All necessary interior utility fixtures and equipment have been installed, and

        C) All access and service routes and areas and the parking services are substantially completed, as the weather conditions allow (at least to the extent that they are covered with stone), and in usable condition; and

        D) Ten (10) days notice has been provided to Tenant that the premises are ready for occupancy by Tenant, and Landlord furnishes Tenant with a copy of the temporary occupancy permit. If the manufacturing portion of the premises are ready for occupancy prior to 45 days from the signing of this Lease, Tenant shall accept premises when deemed ready, and shall pay to Landlord additional rent apportioned to Tenant's additional part of premises. Landlord shall allow Tenant early entrance on the premises to prepare the premises for installation of Tenant's fixtures, provided Tenant shall obtain prior written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall obey all reasonable restrictions of Landlord and shall prepare premises in a manner so as not to interfere with Landlord's construction of premises.




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        E) When the above conditions are deemed satisfied, Tenant shall execute and deliver to Landlord the acknowledgment of possession attached to Lease and delineated as Schedule "C" and made a part hereof.

        SEVENTH: USE. The premises shall be used and occupied by Tenant for office and manufacturing space, providing same does not cause excessive odor, vibration, fumes, noise and/or other nuisance beyond the confines of premises and said use does not result in deterioration of premises or building in which premises is located. Tenant will not permit the accumulation of waste or refuse matter on or in the vicinity of the demised premises or the building in which said premises is located; Tenant will not obstruct or permit the obstruction of streets, or sidewalks adjacent thereto.

        EIGHTH: SUBLETTING. Tenant shall not assign nor sublet this Lease without the prior written consent of the Landlord, which consent the Landlord agrees shall not be unreasonably withheld. Excepting, Tenant shall have the right to assign or sublease premises to parent or a subsidiary without Landlord's prior written consent. If Landlord so consents to such an assignment or subletting, Tenant shall have the right to modify the premises to the specification of the Assignee or Subtenant with prior written consent of the Landlord, which consent shall not be unreasonably withheld.

        NINTH: MAINTENANCE. Landlord shall, at its own expense except for Tenant's negligence, maintain the structural portion of the building which includes: roof, exterior walls (excluding window glass), foundation, interior floors (excluding floor finishing such

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tenancy Landlord shall at its own expense, except for Tenant's negligence, maintain all mechanical systems of the premises; Tenant shall throughout the term of the Lease and renewal thereof, at its own expense, maintain all mechanical systems following the first ???. All repairs and alterations made by the Tenant shall comply with federal, state and local governments' laws, rules, orders and ordinances, and regulations at any time issued or enforced, applicable to the demised premises. Tenant shall not make any structural alteration to the premises without prior written consent of Landlord, which consent shall not be unreasonably withheld.

        TENTH: LIABILITY. Landlord shall not be liable for, and Tenant agrees to hold Landlord harmless from any claims for damage injury to Tenant or any other person, or to any property, occurring on the demised premises, or any part thereof, unless such liability shall accrue as a result of Landlord's negligence or Landlord's failure to perform the covenants of this lease on its part to be performed.

        ELEVENTH: LIABILITY INSURANCE. Tenant, at its expense, shall maintain the following:

        A) LIABILITY. Liability and property damage insurance, insuring Tenant and Landlord with a minimum coverage as follows: Five Hundred Thousand ($500,000.00) Dollars per person and One Million ($1,000,000.00) Dollars per event for personal injury; One Hundred Thousand ($100,000.00) Dollars property damage. Tenant shall provide Landlord with a certificate of insurance showing Landlord as additional insured. The certificate shall provide for a ten (10) day written notice to Landlord in the event of cancellation or material change of coverage. This insurance may be provided as part of blanket coverage by Tenant. Landlord and Tenant hereby release one another from all liability



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year of tenancy.  Landlord shall maintain the exterior portion of the building, including the parking area, curbs, sidewalks, grass and shrubbery, and external lighting, all at Tenant's expense as delineated in Paragraph TWELFTH herein. Throughout the term of the Lease or any renewal thereof Tenant shall maintain the remaining portion of the premises, including but not limited to, interior walls and wall finishings; carpeting and other floor finishings; ceiling, tile; lavatories and fixtures therein, and the like, and shall surrender same in as good a condition as received, normal wear and tear accepted.





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for any loss or damage caused by fire or any other risks enumerated in standard insurance and extended coverage insurance. This release is conditioned upon the inclusion in the respective policies of insurance an endorsement or provision stating that such release will not adversely affect said policies or prejudice any right of the insured to recover thereunder. Landlord and Tenant agree that their respective insurance policies will include the aforesaid provision or endorsement so long as the same is obtainable without extra cost, or if extra costs should be charged, so long as the party for whose benefit the clause is obtained shall pay for such extra costs. If extra costs shall be chargeable therefor, the party so affected shall advise the other of the amount of extra costs and the other party, at its election, may pay the same or decline to so pay, in which event the release from liability given to said party by this section shall be deemed to be withdrawn.

        TWELFTH:  ADDITIONAL RENT.       As additional rent hereunder, Tenant
shall pay to Landlord its proportionate share of the following: (Tenant's proportionate share shall be defined as follows: if Tenant occupies the entire building, its proportionate share shall be one hundred (100%) percent; if Tenant does not occupy the entire building, floor space shall be the factor in determining the proportionate share of increases to be borne by Tenant for the purposes of such computation).

        (1) Tenants proportionate share of increases in Fire and Extended Coverage Insurance premiums on the same basis as increase in real estate taxes; however, an increase in premiums attributable solely to Tenant's use of premises shall be paid completely by Tenant, and any increase in premiums resulting from a use by Tenant (other than Tenant herein) of the building in which the demised premises are located, which use is deemed extra
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        hazardous by the insurance carrier, shall first be pro rated out of the insurance premium. Landlord shall, at the request of the Tenant, provide an explanation of any premium increase hereunder. Landlord, at its expense shall maintain insurance against fire and such hazards as are included from time to time within the so called Extended Coverage endorsement in amounts sufficient to prevent application of co-insurance clauses.

        (2) All state, municipal and local taxes (except gift, estate, inheritance, succession, and income taxes, if any, on the interest of the Landlord) assessments, levies and other charges general and special ordinary and extra-ordinary, in whatever name, nature and kind, (except as specified above) that are or may be during the term hereof, or any renewal, (beginning with the commencement of the term hereof) levied, assessed, imposed, or charged on the Premises and all of which may be levied, assessed, imposed, or charged on or against the leasehold estate hereby created during the term hereof. The taxes, assessments, levies and other charges, shall be paid in the name of the Landlord, and Landlord shall pay the same as specified above whether such taxes or charges become due and payable during the term hereof or any renewal, or subsequent to the expiration or sooner termination hereof, however, Tenant shall be liable for taxes pro-rated only until the date of termination. If, at any time during the term of this Lease, the present method of taxation or assessment shall be changed so that the whole or any part of the taxes, assessments, levies or charges now levied, assessed and imposed on the real estate hereby demised and improvements thereon, shall be transferred to the rentals received from such real property in whole or in part, or against such rentals in whole or in part, and if partly on such real estate and partly on such rentals, Tenant shall pay such proportionate share of taxes and





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assessments levied and assessed on such rentals as shall proportionately relieve the taxes and assessments on such real estate, it being the intention of the parties hereto that Landlord shall receive the rents reserved herein without deduction of taxes (except gift, estate, inheritance, succession, and income taxes on the interest of the Landlord), assessments, levies, or charges in respect to the real estate and improvements thereon, but that the Tenant shall not be obligated to pay full taxes and assessments on such real estate and improvements and also on such rentals. Tenant shall have the right, at its own expense, to contest any taxes or assessments in the name of Landlord and Landlord shall cooperate in any proceedings arising out of Tenant's exercise of this right.

        (3) Exterior maintenance expenses including snow removal, landscaping and grounds maintainance, driveway and parking lot sealing and striping, external lighting and the like.

        (4) Utility expense for electrical service to the external portion of the building for external lighting, deep-dock pumps and other exterior use; water and sprinkler service expense of the building wherein the premises is located.

        (5) All additional rent due and owing under this Paragraph "Twelfth" shall be paid by Tenant to Landlord within 45 days following the date of the billing of Landlord for same. Tenant shall have the right to review any contracts for chargeable expenses and obtain bids for alternative sources of services.

        THIRTEENTH: UTILITIES. Tenant agrees that it shall be responsible for the payment of all utilities, including water, gas, electricity, heat or other services delivered to the premises; Landlord shall provide separate metering for all services. Landlord shall not be responsible for failure of, or lack of water, gas, electricity, or other fuel, except for Landlord's negligence or Landlord's failure to perform the covenants of this Lease on its part to be performed.



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        FOURTEENTH:  COMPLIANCE WITH LAWS.   From and after entering into
possession, subject to Landlord's duties and obligations to repair as contained in Paragraph "Ninth" Tenant shall comply with all statutes, ordinances, and requirements of all municipal, State and Federal authorities now in force or which may hereafter be in force, pertaining to the premises, occasioned by the use of the premises by Tenant. The commencement or pendency of any municipal, State or Federal proceeding alleging a violation which would affect the use of the premises shall, at the option of the Landlord, and subject to the notice provisions of Paragraph "TWENTY-SECOND" be deemed a breach hereof, providing, however, the commencement of such proceedings shall not be a breach hereof, if:

        A) Tenant diligently takes action to comply with such statute, ordinance or other requirements, or

        B) Tenant, in good faith, contest such proceeding to a final determination, and thereafter complies with such order as may issue. (In any such contest, Tenant will take such action(s), including deposit of security, as may be reasonably necessary to prevent a forfeiture of landlord's title.) Notwithstanding this Paragraph "Fourteenth", if after Tenant has been found to be in violation of any statute, ordinance or requirement of any municipal, State or Federal authority now in force or hereinafter in force, pertaining to Tenant's use of the premises, and fails to correct the same, Landlord shall have the right to take whatever action necessary to place demised premises in compliance with any statute, ordinance and requirement of all municipal, State and Federal authorities now in force or which hereinafter may be in force and to charge Tenant the costs thereof as additional rent for this action, landlord represents that the premises will be in compliance with all statutes, ordinances and requirements by October 1st, 1979 or whenever premises is deemed completed.



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        FIFTEENTH:  LANDLORD'S ACCESS.  Tenant shall permit Landlord, or
Landlord's agent to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Tenant at any time within one hundred twenty (120) days prior to the expiration of the Lease, to place upon the premises any usual "To Let" or "For Lease" signs, and at reasonable times and upon reasonable notice permit persons desiring to lease the same to inspect the premises thereafter. Landlord shall at time permitted by this Lease, have the right to enter demised premises for the purpose of making repairs or structural changes to said premises or building commonly known as 324 Creekside Drive, Amherst, New York. Any such repairs or structural changes will be made with reasonable dispatch and in a manner to interfere as little as possible with Tenant's use and enjoyment of the demised premises.

        SIXTEENTH: RESERVATIONS. Landlord reserves the right to maintain uniformity and conformity for signs of all tenants if the building in which the demised premises is located. Landlord shall within thirty (30) days of Tenant's occupancy of the demised premises provide Tenant with specifications for its signing and Tenant may at its own expense construct a sign in accordance with the aforesaid specifications. Any use by Landlord of the name or logo of Tenant on signs, or otherwise, shall be subject to prior written consent of Tenant.


        SEVENTEENTH: CONDEMNATION. (a) In the event that an area materially affecting Tenant's ability to conduct its intended business on the premises shall be taken, or access to the premises shall be taken in any proceeding by the public authorities, by condemnation or by deed in or be acquired for public or quasi-public purposes, the Tenant shall have the option of terminating this Lease, in which case any unearned rent shall be refunded to the Tenant. The said option to terminate shall be exercisable by written notice given by the Tenant to the Landlord not later than sixty (60) days following notice to the Tenant by Landlord of such condemnation or acquisition. In the event that less than such area of the premises be taken in any such condemnation or other proceeding or be acquired for public or quasi-public purposes, or if such area of the premises shall be taken, and Tenant does not elect to terminate this Lease, then the Landlord shall restore the premises to the end that the premises shall be restored so far as practicable to the condition existing immediately prior to such taking, and the rent and additional rent shall be reduced in the same proportion that the amount of floor area in the building is reduced by such condemnation or other proceeding, or by such acquisition.

        (b) In the event of a condemnation of more than eighty (80%) percent of the premises or the building in which the premises is located or in the event of any termination of this Lease by virtue of condemnation as provided in Paragraph
(a) of this Paragraph "Seventeenth," this Lease shall terminate and the Tenant shall not be entitled to any part of the award or awards made, provided however, that Tenant may make a claim for loss of Tenant's fixtures, loss of business and relocation expenses.

        (c) Anything contained in Paragraph (a) of this Paragraph "Seventeenth" to the contrary notwithstanding, the Landlord shall not be required to repair or rebuild the premises during the last year of the original term of any renewal term thereof of this Lease.

        EIGHTEENTH: IMPROVEMENTS Title to any and all improvements by Tenant made to premises during the term hereof shall vest in Landlord, (except trade fixtures of Tenant) as of





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the end of the term of this Lease or any earlier termination.  Tenant may, upon termination hereof, remove all its trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

        NINETEENTH: DESTRUCTION (a) In the event of a partial destruction of the premises at any time prior to the last year of the Lease, or the last year of any renewal term thereof, the Lease shall continue with rent proportionate abated, and Landlord shall restore premises to substantially its original condition.

        (b) In the event of a partial destruction of the premises, from any cause, Landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days from the partial destruction of premises under existing governmental laws and regulations but such partial destruction shall not terminate this Lease. Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. If such repairs cannot be made within said sixty (60) days, Landlord shall within the first twenty-five (25) days after partial destruction of premises, notify Tenant that repairs cannot be completed within sixty (60) days, and within five (5) days after such notification, Tenant shall, at its option, notify Landlord of its intent to remain upon premises or cancel this Lease, and if Tenant remains, Landlord shall have ninety (90) days from that date to complete repair, rent to be proportionately reduced as aforesaid Repairs which cannot be completed within ninety (90) days shall be done only with the election of both Landlord and Tenant. If such partial damage is done due to the fault or negligence of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by Landlord, but there will be no apportionment or rent. In the event that the building in which the demised premises may be situated is



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destroyed to an extent more than one half (1/2) of the replacement costs thereof, either Landlord or Tenant may terminate this Lease.

        TWENTIETH: TENANT DEFAULT Tenant shall be able to vacate or abandon the premises at any time during the term hereof; however, all other terms and conditions of this Lease shall continue in full force and effect and Tenant will not be relieved of its obligation to maintain the premises as if occupied. In the event that a receiver shall be appointed to take over the business of Tenant, or in the event that Tenant shall make a general assignment for the benefit of creditors, or Tenant shall take or suffer any action under any insolvency or bankruptcy act, provided such action shall not be vacated within one hundred twenty (120) consecutive days and from the filing of such an insolvency or bankruptcy action, the same shall constitute a breach of this Lease by Tenant.

        TWENTY-FIRST: RIGHT TO PERFORM If a notice of mechanic's lien be filed against the demised premises for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for any party hereto at the demised premises, and if such party shall fail to take such action as shall cause such lien to be removed from the record by discharge, deposit or bonding proceedings, within fifteen (15) days after such party received notice of the filing of such lien, any other party may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, such other party may require the lienor to prosecute an appropriate action to enforce the lienor's claim. (In such case, any party may pay any judgment recovered on such claim.) Any amount paid or expense incurred by Landlord or Tenant as in this paragraph of this Lease provided, and any amount as to which Tenant shall at any time be in default



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for or in respect to the use of water, electric current or sprinkler supervisory service provided the same are liens against demised premises shall be added to or deducted from succeeding rental payments as may be appropriate.

        TWENTY-SECOND:  RE-ENTRY    In the event of any breach of this Lease by
Tenant, Landlord, besides other rights and remedies he may have, shall have the immediate right of re-entry and may remove all persons and property from the premises. Such property may be moved and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. Should Landlord elect to re-enter, or should he take possession pursuant to legal proceedings or any notice provided by law, he may either terminate this Lease or may from time to time, without terminating this lease, relet said premises, or any part thereof, for which term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such terms and conditions as Landlord in its sole discretion, may deem advisable with the right to alter or repair the premises upon such re-letting. In such event, Tenant shall be immediately liable to pay to Landlord, in addition to any other amounts due hereunder at the option of Landlord either: (2) the cost and expense of such re-letting and such alterations and/or repairs, and any amount which the rent reserved herein for the period of such re-letting but not beyond the term hereof, exceeds the amount agreed to be paid as rent for such period, or (b) rents received by Landlord from such re-letting shall be applied first to the repayment of indebtedness other than rent due hereunder, second to costs and expenses of re-letting and alterations or repairs, and third to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable. Tenant shall be credited only with rent actually received by Landlord.


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Tenant shall, in such event, pay any deficiency between the amount due from
Tenant to Landlord and the amount credited. No such re-entry or taking possession by Landlord shall be construed as an election to terminate this Lease unless written notice of such intention is given, or unless termination be declared by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease on account of such previous breach. Should Landlord at anytime terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any, of the amount of said rent and charges equivalent to the rent reserved for over the then reasonable value of the premises for the remainder of the term.

        Notwithstanding this Paragraph "Twenty-Second," and as a condition precedent to the exercise of any remedy under this lease by Landlord:

        (a) Landlord shall given Tenant notice in writing of Tenant's failure to pay rent and/or real estate taxes and other, if any, obligations satisfied by payment of money, and if Tenant shall pay the same within ten (10) days of receipt of said notice, Tenant shall not be in default or breach of this Lease;

        (b) Landlord shall give Tenant notice in writing of any other default or breach which cannot be corrected by the payment of money, and if Tenant shall correct the same within twenty (20) days of receipt of said notice, Tenant shall not be in default or breach hereunder, provided, however, if the breach or default is such that it may not be corrected within said twenty (20) day period, but Tenant commences to correct the same within said period, and diligently continues to correct same, Tenant shall not be in default or breach hereof.



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        TWENTY-THIRD:  LANDLORD'S NOTICE  In any breach of the Lease by
Landlord, Tenant shall be bound by the same notice requirements as the Landlord in Paragraph "Twenty-Second."

        TWENTY-FOURTH: ACCESS ROAD Landlord grants to Tenant the right of non-exclusive ingress and egress along the private road delineated as Area "C" in Schedule "A." Such road shall be for the use and enjoyment for ingress and egress and installation of utilities and services by owners, lawful occupants and tenants of Landlord, and Tenant shall not obstruct such access road.
Tenant grants to Landlord the right of non-exclusive ingress and egress through Area "B" (parking areas) delineated in Schedule "A." The right of non-exclusive ingress and egress shall be for the use and enjoyment for ingress and egress and installation of utilities and services by owners, lawful occupants and tenants of Landlord, and Landlord shall not obstruct such Area "B."

        Providing Tenant is not in default of the terms and conditions of this Lease, and a mortgagee shall foreclose on any mortgage affecting the premises, access road, or any premises enjoying the use of said road, the use and enjoyment of the right of way for ingress and egress shall not be disturbed by said action to foreclose said mortgage.

        Tenant shall execute any document required by Landlord to enforce the terms and conditions of this paragraph provided said does not diminish Tenant's rights hereunder.

        TWENTY-FIFTH: SUBORDINATION This Lease shall be subject and subordinate at all times to the lien of the mortgages now on the demised premises, and all advances made or hereafter to be made upon the security thereof; and subject and subordinate to the lien of any future mortgage or mortgages including



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
purchase money mortgages, which may be a lien upon the premises, provided, however, that any such mortgage or mortgages shall provide that in any foreclosure proceedings, Tenant will not be made a party thereunder and in any sale in such foreclosure proceeding, this Lease shall remain undisturbed and in full force and effect provided Tenant is not in default hereunder.

        TWENTY-SIXTH: METHOD OF NOTICE Any notice or demand which under the terms of this Lease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered mail addressed to the respective parties at the addresses set forth in this Lease, or such other address as each of the parties hereto may from time to time designate by notice to the other.

        TWENTY-SEVENTH:  ADDITIONAL RENT    If Tenant shall at any time be in
default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the expense of attorneys fees and disbursements thereby incurred by landlord, so far as the same are reasonable in amount. Also, so long as Tenant shall be a tenant hereunder, the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from Tenant to Landlord on the 1st day of the month following the incurring of such respective expenses.

        TWENTY-EIGHTH:  COMMON AREAS    Landlord and Tenant hereby grant to one
another, its respective heirs, agents, licensees, invitees and assigns, the right of non-exclusive ingress and egress through the common areas of the building delineated as be maintained free of any and all obstructions, restrictions and the like.

        TWENTY-NINTH: JURY WAIVER In the event that Landlord must proceed by summary proceeding to enforce any provision of the Lease, Tenant and Landlord hereby waives whatever right he may have to a jury trial with regard to any issues of law or fact in said proceeding.

        THIRTIETH: INVALIDITY The invalidity of unenforceability of any provisions of this Lease shall in no way affect the validity or enforceability of any other provision hereof. No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

        THIRTY-FIRST: SUCCESSION This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

        THIRD-SECOND: QUIET ENJOYMENT Landlord shall, at all times during the term of this Lease, allow Tenant quiet enjoyment of said premises.

        THIRTY-THIRD: FINANCING COOPERATION Tenant will use its best efforts to cooperate with Landlord in satisfying reasonable requirements of Landlord's mortgagee provided same does not materially alter the terms and conditions of this Lease.

        THIRTY-FOURTH: ARBITRATION Any dispute between Landlord and Tenant arising out of the provisions of this Lease, excepting the payment of rent, taxes, mechanic's liens, deposits as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

        THIRTY-SEVENTH: OPTION TO RENEW "Provided this Lease has not been terminated Landlord grants to Tenant an option to renew this Lease for an additional five year term. Tenant shall notify the Landlord within 120 days of the expiration of the initial Lease term of its intent to exercise this option. In the event that the Tenant elects to exercise his option under this paragraph the total rent shall be subject to negotiation but in no event to exceed the total rent of the initial lease term increased by the percentage equal to 188 of the positive increase in the United States Consumer Price Index (All cities 1967 = 100%) from the month of the commencement of the initial lease term to the fourth month prior to the expiration of the initial lease term. All other terms and conditions of the Lease will remain the same.

        THIRTY-EIGHTH: RIGHT OF FIRST REFUSAL Landlord grants to Tenant the right of first refusal for additional space which becomes available at 324 Creekside Drive, Amherst, New York, contiguous to Tenant's premises, provided:
Tenant shall notify Landlord of its desire to exercise this right of first refusal within 20 days of notice of availability by Landlord; the term and rent of the available space shall be no less favorable than that offered to Landlord by any other Tenant seeking such space. All other terms and conditions of the Lease shall remain the same.

        THIRTY-NINTH: PARAGRAPH CAPTIONS Paragraph headings set forth herein are for the convenience of the parties only and the same shall not be deemed to limit or expand the terms and conditions set forth herein.

        The foregoing constitutes the entire agreement between the parties and may be modified only by writing, signed by both parties.




                                   UNILAND DEVELOPMENT COMPANY


                                   BY:
                                       ------------------------------------
                                       Carl J. Montana



                                   CARBORUMDUM COMPANY


                                   BY: [SIG]
                                       ------------------------------------

        On this 11th day of Sept., 1979, before me, the subscriber, personally appeared CARL J. MONTANTE, partner in the Uniland Development Company, a general partnership doing business under the laws of the State of New York and he acknowledged to me that he has executed the within Lease Agreement as such general partner acting on behalf of such partnership.


                                             /s/  F. LOUISE BURNS
                                          ---------------------------------
                                                  F. LOUISE BURNS
                                          Notary Public, State of New York
                                              Qualified in Erie County
                                          My Commission Expires March 30, 1981

State of New York)
County of E r i e)


        On this________ day of August, 1979, personally appeared _____________ of Carborundum Company, a Corporation, said corporation being named above, deposes and says that he resides at __________________________ and that he is the officer of said Carborundum Company, the corporation described in and who executed the foregoing Lease Agreement; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was fixed by the Order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                          ---------------------------------

                                   EXHIBIT ?
                                   ---------


        Tenant shall, on its own stationery, provide to Landlord upon acceptance or possession of the premises, the following:


        "To Whom It May Concern"

        Carborundum Company, entered into a Lease Agreement with the Uniland Development Company for approximately 21,500 square feet of manufacturing and office space located at 324 Creekside Drive, Amherst, New York on the ______ day of August, 1979. Landlord tendered and Tenant accepted possession of premises on this _____ day of August, 1979."

- ------------------------------------------------------------------------------
AUTHORIZATION TO LEASE          [COPY ILLEGIBLE]        [COPY ILLEGIBLE]
- ------------------------------------------------------------------------------

[COPY ILLEGIBLE]
  The Carborundum Company                               [COPY ILLEGIBLE]
  324 Creekside Drive, Amherst, N.Y. 14150         AMOUNT: $34,608 Increment
- ------------------------------------------------   TERM:   FROM 9/1/80 to 11/14/84
[COPY ILLEGIBLE]                                           4 [COPY ILLEGIBLE] 2.5
  Uniland Development Co.                               [COPY ILLEGIBLE]
  260 Wales Ave.                                        [COPY ILLEGIBLE]
  Buffalo, New York 14150                               [COPY ILLEGIBLE]
- -------------------------------------------------------------------------------------
[COPY ILLEGIBLE]
  1935 ft.(2) @ $4.25/ft.(2) This space                 [COPY ILLEGIBLE]
  is within our existing building and                   [COPY ILLEGIBLE] N.A.
  there is direct access to our manufacturing           [COPY ILLEGIBLE]
  facility.                                             [COPY ILLEGIBLE]
- -------------------------------------------------------------------------------------
[COPY ILLEGIBLE]
  Maintenance of building and related heating           [ ]  [COPY ILLEGIBLE]
  air conditioning and lighting. Snow                   [COPY ILLEGIBLE]
  removal and landscaping.                              [ ]  [COPY ILLEGIBLE]
                                                        [COPY ILLEGIBLE]
                                                        [ ]  [COPY ILLEGIBLE]
- -------------------------------------------------------------------------------------

JUSTIFICATION

  The amount of space anticipated to accomplish the expansion and modernization of Ceramic Fiber Textiles is now inadequate. This is due to the purchase of additional equipment to meet increased sales.

  Presently the Textile operation leases 21,500 ft.(2) of a 40,000 ft.(2) building. The entire facility is owned by Uniland Development Co. Except for office space, the rest of the building is occupied by other tenants.

  Our requirements dictate a need to set up a Maintenance Dept. and Quality Control Dept. There is 1935 ft.(2) of available space situated in our existing facility such that there is direct access to our Manufacturing area. In order to meet our objectives in cost reductions, it is essential that we have an organized Maintenance and Quality Control Dept.

  The purchase vs. lease of this additional space is not an alternative since any purchase would involve the entire facility. The other alternative, a building addition, is also not a viable solution since it would require extensive planning and financial resources, thus preventing Textiles from implementing its short term cost saving programs.
  ------------------------------------------------------------------------------
  [COPY ILLEGIBLE]                                [COPY ILLEGIBLE]

        [sig]                                   [sig]      [date]
- ------------------------------------------------------------------------------
                                [COPY ILLEGIBLE]
- ------------------------------------------------------------------------------
        DIVISION                COMPANY                 CORPORATE
- ------------------------------------------------------------------------------
                DATE                            DATE   [COPY ILLEGIBLE]
                ----                            ----
       [sig]    [date]
- ------------------------------------------------------------------------------
       [sig]    [date]
- ------------------------------------------------------------------------------
[COPY ILLEGIBLE]            [COPY ILLEGIBLE]            [COPY ILLEGIBLE]
       [sig]    [date]
- ------------------------------------------------------------------------------
[COPY ILLEGIBLE]                [COPY ILLEGIBLE]

                                [COPY ILLEGIBLE]

                THIS AMENDMENT OF LEASE dated the _____________________ day of __________________________ 1980, by and between UNILAND DEVELOPMENT COMPANY, 260 Wales Avenue, Tonawanda, New York 14150, hereinafter called "Landlord", and THE CARBORUNDUM COMPANY, P.O. Box 808, Niagara Falls, New York, hereinafter called "Tenant."

                WHEREAS, Landlord and Tenant entered into a Lease on or about the 10th day of September, 1979; and

                WHEREAS, Tenant is desirous of expanding the premises covered under the existing Lease, and

                WHEREAS, Landlord shall expand the premises pursuant to Tenant's request hereinafter referred to as "Expansion Area." Tenant shall take occupancy of the expansion area upon certification of completion of the electrical, lighting, and heating and air conditioning and the Lease between Landlord and Tenant shall be amended as follows:

                FIRST: Paragraph "First" -- Occupancy -- shall be amended to show the total leased premises to be 23[COPY ILLEGIBLE] square feet.

                SECOND: Paragraph "Third" -- Rent -- the monthly rent shall be increased to $5,527.31 for the balance of the lease term except for proration of rent for the 1st month of occupancy and tenant shall pay the sum of $5,527.31 on the 1st day of each and every calendar month during said balance of Lease Term.

                THIRD: Completion of Expansion Area -- Landlord shall complete the expansion area forthwith pursuant to the terms and conditions described in Schedule B-1 attached hereto and made a part hereof. The expansion area shall be constructed in a good and workmanlike manner. Landlord warrants that the expansion area shall be constructed with new materials of good quality in accordance with all the currently existing ordinances and statutes of the Municipal or State Governments.

        FOURTH: Except as specifically amended herein, the terms of the Lease between the parties hereto entered into on or about the 10th day of September, 1980, shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties have affixed their hands and seals on the day and year first above mentioned.


                                      UNILAND DEVELOPMENT COMPANY

                                      BY:
                                          ---------------------------------


                                      THE CARBORUNDUM COMPANY

                                      BY:  /s/ RICHARD C. OLSON
                                          ---------------------------------


State of New York   )   SS:
County of Erie      )

        On the    day of                     , 1980, before me, personally came
CARL J. MONTANTE, President of Uniland Development Company which is a Partnership doing business under the laws of the State of New York, and he acknowledged to me that he has executed the within Lease Amendment as such general partner acting on behalf of such partnership.


                                          ---------------------------------

State of New York   )   SS:
County of Erie      )

        On the 3rd day of September, 1980, personally appeared RICHARD C. OLSON of the Carborundum Company, being named above and states that he resides at the Carborundum Center, Niagara Falls, New York, that he is the officer of said corporation, the corporation described in and who executed the foregoing Lease Amendment, he knows the seal of said corporation, that the seal affixed to said Instrument is such corporate seal and was fixed by the Order of the Board of Directors of said corporation by like order


                                           /s/ ROBIN A. SANSALONE
                                         ---------------------------------------

                                           Robin A. Sansalone
                                           Notary Public, State of New York
                                           Qualified in Erie County
                                           My Commission Expires March 28, 1992

                            THIRD AMENDMENT TO LEASE


         THIRD AMENDMENT TO LEASE dated the 19th day of December 1985 by and between UNILAND DEVELOPMENT COMPANY, 260 Wales Avenue, Tonawanda, New York 14150, hereinafter called "Landlord" and FIBERS DIVISION OF SOHIO ENGINEERED MATERIALS COMPANY (an operating company of KENNECOTT CORPORATION, A New York corporation), P. O. Box 808, Niagara Falls, New York, hereinafter called "Tenant".

         WHEREAS, Landlord and Tenant (formerly THE CARBORUNDUM COMPANY, an operating company of KENNECOTT CORPORATION) entered into a Lease Agreement on or about the 10th day of September 1979 which Lease Agreement was amended by the parties on the 3rd day of September, 1980; and further amended on the 18th day of September 1984; and

         WHEREAS, Landlord has advised Tenant that the space formerly leased from Landlord by BLUE GIANT EQUIPMENT CORPORATION and more fully delineated as additional Leased Premises on Schedule A-1, being approximately 6,700 square feet is presently available for lease by Tenant; and

         WHEREAS, Tenant is desirous of increasing its Leased Premises to include the additional 6,700 square feet, commonly known as the BLUE GIANT EQUIPMENT space;

         NOW, IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

         FIRST: Paragraph "First" - Occupancy - shall be amended commencing January 1, 1986 to increase the total square footage of the Leased Premises from 23,435 square feet to 30,135 square feet.

         SECOND: Paragraph "Third" - Rent - Commencing January 1, 1986 the monthly rental shall be increased from SIX THOUSAND SEVEN HUNDRED TWENTY-FIVE AND 70/100 DOLLARS ($6,725.70) per month to EIGHT THOUSAND SIX HUNDRED TWENTY-NINE AND 70/100 DOLLARS ($8,629.70) per month.

         THIRD: Paragraph "Twelfth" - Additional Rent - Commencing January 1, 1986 the parties agree that Tenant occupies eighty-two percent (82%) of the entire building in which the Leased Premises is located.

         FOURTH: In the event that Tenant is not in default of any of the terms and conditions of this Lease Agreement, Landlord grants to Tenant the right of first refusal at a Lease price to be negotiated by the parties on the adjacent space presently occupied by RUNCO PHOTO, INC. In the event that the "RUNCO" space becomes available, Tenant shall have thirty (30) days, following written notice from Landlord of its availability, to advise Landlord in writing whether it desires to lease the "RUNCO" space at the mutually agreeable Lease price.

         FIFTH: All other terms and conditions of the initial Lease as amended by Lease Amendments numbered First and Second shall remain in full force and effect except as modified herein.

         IN WITNESS WHEREOF, the parties have affixed their hands and seals on the day first above mentioned.

                                  UNILAND DEVELOPMENT COMPANY

                                  BY: /s/ SIG
                                     ------------------------------
                                  FIBERS DIVISION OF SOHIO
                                  ENGINEERED MATERIALS COMPANY


                                  BY: /s/ SIG
                                     ------------------------------
                                     Manager, Manufacturing

STATE OF NEW YORK                 )
                                  )        SS.
COUNTY OF ERIE                    )

         On this 19th day of December 1985, before me, the subscriber, personally appeared CARL J. MONTANTE, Partner in the UNILAND DEVELOPMENT COMPANY, a General Partnership, doing business under the laws of the State of New York, and he acknowledged to me that he has executed the within Third Amendment to Lease as such General Partner acting on behalf of such Partnership.

                                           /s/ F. LOUISE BURNS
                                           --------------------------------
                                           F. LOUISE BURNS
                                           Notary Public, State of New York
                                           Qualified in Erie County
                                           My Commission Expires March 30, 1987

                                LEASE AGREEMENT




                 THIS LEASE AGREEMENT, made this 11th day of February 1987, by and between UNILAND DEVELOPMENT COMPANY, a New York general partnership, 260 Wales Avenue, Tonawanda, New York 14150, hereinafter called "Landlord", and FIBERS DIVISION OF STANDARD OIL ENGINEERED MATERIALS COMPANY, an operating company of STEMCOR Corporation, a Delaware Corporation, (successor in interest to Kennecott Corporation) hereinafter called "Tenant".

                 FIRST:   LEASED PREMISES.  Landlord leases to Tenant and
Tenant hereby takes land, office and light manufacturing space comprising approximately 33,285 square feet in a building located at Audubon Industrial Park, 310 Creekside Drive, Amherst, New York 14150, more specifically designated on a plan attached hereto and designated as Schedule "A" and made a part hereof.

                 SECOND:  TERM.  The term hereof shall commence on the first
(1st) day of April 1987 and continue for a period of six (6) years and nine
(9) months terminating at midnight on December 31, 1993.

                 THIRD: RENT. The total rent shall consist of an existing obligation under the various Lease Agreements between the parties of TWO HUNDRED NINETY THREE THOUSAND FOUR HUNDRED NINE AND 80/100 DOLLARS ($293,409.80) and new rent of FIVE HUNDRED SIXTY ONE THOUSAND THREE HUNDRED NINETY EIGHT AND 70/100 DOLLARS ($561,398.70) for a total of EIGHT HUNDRED FIFTY FOUR THOUSAND EIGHT HUNDRED EIGHT AND 10/100 ($854,808.10) payable as follows:

                 A. On or before the signing of the Lease as the first (1st) month's rent, the sum of NINE THOUSAND SIX HUNDRED SIXTY-SIX AND 70/100 DOLLARS ($9,666.70) and on the first (1st) day of the second (2nd) month of the tenancy and on the first (1st) day of each and every calendar month thereafter through the thirty-second (32nd) month of Tenancy, Tenant shall pay to Landlord the sum of NINE THOUSAND SIX HUNDRED SIXTY-SIX AND 70/100 DOLLARS ($9,666.70);

                 B. On the first (1st) day of the thirty-third (33rd) month through the eighty-first (81st) month of tenancy, Tenant shall pay to Landlord the sum of TEN THOUSAND NINE HUNDRED FIFTY-SIX DOLLARS ($10,956.00).

                 Tenant shall be liable for and Landlord may collect a late charge of up to five percent (5%) as additional rent on any installment of rent or other sums due hereunder in the event Tenant shall fail to pay same within ten (10) days after the date such installment becomes due hereunder. Such charge shall be in addition to and not in lieu of any other remedy of Landlord hereunder. All rents shall be paid to Landlord or authorized agent at 260 Wales Avenue, Tonawanda, New York 14150, or at such other places as may be designated by Landlord from time to time.

                 FOURTH: LANDLORD IMPROVEMENTS. Tenant shall accept the Leased Premises "as-is" except that prior to Tenant's occupancy on the first
(1st) day of April 1987, Landlord shall make certain improvements as delineated in Schedule "B". Notwithstanding the above, Tenant shall only be obligated to accept and occupy the Leased Premises when the Schedule "B" improvements have been completed, and no rent shall be due for such incomplete space until completion.

                 FIFTH:   USE.  The Leased Premises shall be used and
noise and/or other nuisance beyond the confines of leased Premises and said use does not result in deterioration of Leased Premises or building in which Leased Premises is located. Tenant will not permit the accumulation of waste or refuse matter on or in the vicinity of the Leased Premises or the building in which said Leased Premises is located; Tenant will not obstruct or permit the obstruction of streets, or sidewalks adjacent thereto.

                 SIXTH:   SUBLETTING.  Provided Tenant remains financially and
legally responsible for all the terms and conditions of this Lease, Tenant may assign or sublet the Lease with Landlord's prior written consent which consent shall not be unreasonably withheld. Notwithstanding the above, prior to Tenant offering Leased Premises for sublease, Tenant shall give Landlord written notice of its desire to sublet the Lease Premises. Landlord shall have thirty
(30) days from the receipt of said notice to notify Tenant of its desire to terminate the Lease and take possession of the Leased Premises as of the date the sublease would have commenced, but in no event later than ninety (90) days from the date of Tenant's notice to Landlord.


                 SEVENTH: MAINTENANCE. Subject to Paragraph "NINTH" responsibility of the respective parties for maintenance and repairs to the premises shall be determined as follows:

                 A) Landlord shall, except for Tenant's negligence, maintain and repair the structural portion of the Leased Premises including: roof, exterior walls (excluding window glass), foundation, floor slab (excluding floor finishing such as tile, carpeting and the like).

                 B) Landlord shall, maintain and repair the exterior portion of the Leased Premises, including the parKing area, curbs, sidewalks. ?? [ILLEGIBLE COPY]

                 C) Tenant shall, for the term of the Lease and a subsequent renewal thereof, maintain and repair, when necessary, all mechanical systems operating in the Leased Premises. Such maintenance and repair shall include but not be limited to routine, scheduled, and periodic maintenance and cleaning and the recommended replacement of all filters. Tenant shall also be responsible for the replacement of all incandescent and fluorescent light bulbs on an as needed basis which are located within the Leased Premises.

                 D) Tenant shall, throughout the term of the Lease or any renewal thereof, maintain and repair the remaining portion of the Leased Premises, including, but not limited to, interior walls and wall finishings; carpeting and other floor finishings; ceiling, tile; lavatories and fixtures therein, and the like, and shall surrender same in as good a condition as received, normal wear and tear excepted, and all other items not specifically the responsibility of Landlord.

                 E) Tenant shall maintain utility services to the Leased Premises, (heat, electricity and the like) in sufficient amount to prevent damage to the Leased Premises or deterioration thereof.

                 All maintenance, repairs and alterations made by the Tenant shall be done immediately as needed and in a good and workmanlike manner. Tenant shall comply with federal, state and local governments' laws, rules, orders and ordinances, and regulations at any time issued or enforced, applicable to the Leased Premises. Tenant shall not make any structural alteration to the Leased Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld.

                 EIGHTH: UTILITIES. Tenant agrees that it shall be responsible for the payment of all utilities, including water, on a prorated basis. Landlord shall not be responsible for failure of, or lack of water, gas, electricity, or other fuel, except for Landlord's negligence or Landlord's failure to perform the covenants of this Lease on its part to be performed.

                 NINTH:   ADDITIONAL RENT.  As additional rent hereunder,
Tenant shall pay to Landlord its proportionate share of the following, defined as follows: if Tenant occupies the entire building, its proportionate share shall be one hundred (100%) percent; if Tenant does not occupy the entire building, Tenant's floor space in relation to the floor space of the entire building shall be the factor in determining the proportionate share of increases to be borne by Tenant for the purposes of such computation. The parties do now agree that Tenant shall occupy ninety percent (90%) of the entire building.

                 (1) Tenant's proportionate share of increases over the base year in Fire and Extended Coverage Insurance premiums; and Landlord's Public Liability Insurance premiums; however, an increase in premiums attributable solely to Tenant's use of Leased Premises shall be paid completely by Tenant, and any increase in premiums resulting from a use by Tenant (other than Tenant herein) of the building in which the Leased Premises are located, which use is deemed extra-hazardous by the insurance carrier, shall first be pro-rated out of the insurance premium. Landlord shall, at the request of the Tenant, provide an explanation of any premium increase hereunder. Landlord, at its expense shall maintain insurance against Fire and such hazards as are included from tine to time within the so-called extended Coverage endorsement in amounts sufficient to prevent application of co-insurance clauses.

                 (2) Tenant's proportionate share of all state, municipal and local taxes (except gift, estate, inheritance, succession, and income taxes, if any, on the interest of the Landlord) assessments, levies, and other charges general and special ordinary and extraordinary, in whatever name, nature and kind, (except as specified above) that are or may be during the term hereof, or any renewal, (beginning with the commencement of the term hereof) levied, assessed, imposed or charged on the Leased Premises and all of which may be levied, assessed, imposed, or charged on or against the leasehold estate hereby created during the term hereof. The taxes, assessments, levies and other charges, shall be paid in the name of the Landlord, and Landlord shall pay the same as specified above whether such taxes or charges become due and payable during the term hereof or any renewal, or subsequent to the expiration or sooner termination hereof, however, Tenant shall be liable for taxes pro-rated only until the date of termination of this Lease. If, at any time during the term of this Lease, the present method of taxation or assessment shall be changed so that the whole or any part of the taxes, assessments, levies or charges now levied, assessed and imposed on the real estate hereby demised and improvements thereon, shall be transferred to the rentals received from such real property in whole or in part, or against such rentals in whole or in part, and if partly on such real estate and partly on such rentals, Tenant shall pay such proportionate share of taxes and assessments levied and assessed on such rentals as shall proportionately relieve the taxes and assessments on such real estate, it being the intention of the parties hereto that Landlord shall receive the rents reserved herein without deduction of taxes (except gift, estate, inheritance, succession, and income taxes on the interest of the Landlord), assessments, levies, or charges in respect to the real estate and improvements and also on such rentals. Tenant shall have the right, at its own expense, to contest any taxes or assessments in the name of Landlord and Landlord shall cooperate in any proceedings arising out of Tenant's exercise of this right.

                 (3) The Landlord's cost of maintaining the non-structural exterior portions of the building including, but not limited to exterior maintenance expenses including snow removal, landscaping and grounds maintenance, driveway, access road and parking lot sealing and striping, external lighting and the like as described in Paragraph "SEVENTH (B)".

                 (4) Landlord's cost of maintaining and repairing all common areas within the building as such common areas are delineated in Schedule "A" and "B".

                 (5) Utility expense for electrical service to the common areas and external portions of the building for external lighting, deep-dock pumps and other exterior use; water and sprinkler service expense of the building wherein the Leased Premises is located.

                 (6) All additional rent due and owing under this Paragraph "NINTH" shall be paid by Tenant to Landlord within forty-five (45) days following the date of the billing by Landlord for same. Landlord shall bill Tenant monthly for additional rent expenses.

                 (7) The base year for purposes of this paragraph "NINTH" shall be defined as the first twelve (12) months of the Lease Term.

                 TENTH:   LIABILITY INSURANCE.  Tenant, at its expense shall
maintain the following:

                 LIABILITY:       Liability and property damage insurance, TWO
MILLION DOLLARS ($2,000,000.00) per person and TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) per event for personal injury; ONE MILLION DOLLARS ($1,000,000.00) property damage. Tenant shall provide Landlord with a certificate of insurance showing Landlord as additional insured. The certificate shall provide for a ten (10) day written notice to Landlord in the event of cancellation or material change of coverage. This insurance may be provided as part of blanket coverage by Tenant.

                 ELEVENTH:   LIABILITY.  Landlord shall not be liable for,
and Tenant agrees to hold Landlord harmless from any claims for damage or injury to Tenant or any other person, or to any property, occurring on the Leased Premises, or any part thereof, unless such liability shall accrue as a result of Landlord's negligence or Landlord's failure to perform the covenants of this Lease on its part to be performed.

                 Landlord and Tenant hereby release one another from all liability for any loss or damage caused by fire or any other risks enumerated in standard insurance and extended coverage insurance. This release is conditioned upon the inclusion in the respective policies of insurance an endorsement or provision stating that such release will not adversely affect said policies or prejudice any right of the insured to recover thereunder. Landlord and Tenant agree that their respective insurance policies will include the aforesaid provision or endorsement so long as the same is obtainable without extra cost, or if extra costs should be charged, so long as the party for whose benefit the clause is obtained shall pay for such extra costs. If extra costs shall be chargeable therefor, the party so affected shall advise the other of the amount of extra costs and the other party, at its election, may pay the same or decline to so pay, in which event the release from liability given to said party by this section shall be deemed to be withdrawn.


                 TWELFTH:   COMPLIANCE WITH LAWS.  From and after entering into
possession, subject to Landlord's duties and obligations to repair as contained in Paragraph "SEVENTH", Tenant shall comply with all statutes, ordinances, and requirements of all municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, occasioned by the use of the Leased Premises by Tenant. The notice of a violation by Landlord or any governmental or quasi-governmental agency to Tenant or the commencement or pendency of any municipal, State or Federal proceedings alleging a violation which would affect the use of the Leased Premises shall, at the option of the Landlord, and subject to the notice provisions of Paragraph "ELEVENTH" be deemed a breach hereof, providing, however, the notice of such violation or the commencement of such proceedings shall not be a breach hereof, if:


                 A) Tenant diligently takes action to comply with such statute, ordinance or other requirements, or

                 B) Tenant, in good faith, contests such proceeding to a final determination and thereafter complies with such order as may issue. (In any such contest, Tenant will take such action(s), including deposit of security, as may be reasonably necessary to prevent a forfeiture of Landlord's title.) Notwithstanding this Paragraph "TWELFTH", if after Tenant has been found to be in violation of any statute, ordinance or requirement of any municipal, State or Federal authority now in force, or hereinafter in force, pertaining to Tenant's use of the Leased Premises, and fails to immediately correct the same, Landlord shall have the right to take whatever action necessary to place Leased Premises in compliance with any statute, ordinance and requirement of all municipal, State and Federal authorities now in force or which hereinafter may be in force and to charge Tenant the costs thereof as additional rent for this action

                 THIRTEENTH:      LANDLORD'S ACCESS.  Tenant shall permit
Landlord, or Landlord's agent, at reasonable times and upon reasonable notice, to enter upon the Leased Premises for the purpose of inspecting the same, and will permit Landlord at any time within one hundred twenty (120) days prior to the expiration of Lease, to place upon the Leased Premises any usual "To Let" or "For Lease" signs, and at reasonable times and upon reasonable notice permit persons desiring to lease the same to inspect the Leased Premises thereafter. Landlord shall, at the time permitted by this Lease, have the right to enter Leased Premises for the purpose of making repairs, or structural changes to said Leased Premises or building commonly known as 310 Creekside Drive at Audubon Industrial Park, Amherst, New York. Any such repairs or structural changes will be made with reasonable dispatch and in a manner to interfere as little as possible with Tenant's use and enjoyment of the Leased Premises.

                 FOURTEENTH:      CONDEMNATION.

                 (A)      In the event that an area of 25% or more of the

Leased Premises shall be taken in any proceeding by the public authorities, by condemnation or by deed in or be acquired for public or quasi-public purposes, the Tenant shall have the option of terminating this Lease, in which case any unearned rent shall be refunded to the Tenant. The said option to terminate shall be exercisable by written notice given by the Tenant to the Landlord not later than sixty (60) days following notice to the Tenant by Landlord of such condemnation of acquisition. In the event that less than 25% of the area of the building or more, providing same does not materially affect Tenant's ability to conduct its intended business or if Tenant does not elect to terminate this Lease, then the Landlord shall restore the Leased Premises to the end that the Leased Premises shall be restored so far as practicable to the condition existing immediately prior to such taking, and the rent and additional rent shall be reduced in the same proportion that the amount of floor area in the building is reduced by such condemnation or other proceedings, or by such acquisition.

                 (B) In the event of a condemnation of more than eighty percent (80%) of the building in which the Leased Premises is located, or in the event of any termination of this Lease by virtue of condemnation as provided in Paragraph (A) of this Paragraph "FOURTEENTH" this Lease shall terminate and the Tenant shall not be entitled to any part of the award or awards made, provided, however, that Tenant may make a claim for loss of Tenant's fixtures, loss of business and relocation expenses.

                 (C) Anything contained in Subparagraphs (A) and (B) of this Paragraph "FOURTEENTH" to the contrary notwithstanding, the Landlord shall not be required to repair or rebuild the Leased Premises during the last year of the original term or the last year of any renewal term thereof.

                 FIFTEENTH:       IMPROVEMENTS.  Title to any and all
improvements by Tenant made to premises during the term hereof shall vest in Landlord (except trade fixtures of the Tenant), as of the end of the term of this Lease or any earlier termination. Tenant may, upon termination hereof, remove all its trade fixtures, but shall repair or pay for all repairs necessary for damages to the Leased Premises occasioned by removal,

                 SIXTEENTH:       DESTRUCTION.  In the event of a partial
destruction of the Leased Premises, from any cause, the tenancy shall continue with rent proportionately abated. Landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days from the partial destruction of Leased Premises under existing governmental laws and regulation, but such partial destruction shall not terminate this Lease. Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. If such repairs cannot be made within said sixty (60) days, Landlord shall within the first twenty-five (25) days after partial destruction of Leased Premises, notify Tenant that repairs cannot be completed within sixty
(60) days, and within five (5) days after such notification, Tenant shall, at its option, notify Landlord of its intent to remain upon Leased Premises or cancel this Lease, and if Tenant remains, Landlord shall have ninety (90) days from that date to complete repair, rent to be proportionately reduced as aforesaid. Repairs which cannot be completed within ninety (90) days shall be done only with the election of both Landlord and Tenant. If such partial damage is done due to the fault or negligence of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by Landlord, but there will be no apportionment of rent. In the event that the building in which the Leased Premises may be situated is destroyed to an extent more than one half [ILLEGIBLE COPY] terminate this Lease. Notwithstanding the above, Landlord shall have no obligation to repair Leased Premises at any time within the last year of the Lease or the last year of any extension or renewal thereof.

                 SEVENTEENTH:     CONTINUOUS OCCUPANCY.  Tenant shall not be
able to vacate or abandon the Leased Premises at any time during the term hereof except upon thirty (30) days notice to Landlord. In the event that a receiver shall be appointed to take over the business of Tenant, or in the event that Tenant shall make a general assignment for the benefit of creditors, or Tenant shall take or suffer any action under any insolvency or bankruptcy act, provided in the case of an involuntary bankruptcy, such action shall not be vacated within sixty (60) consecutive days and from the filing of such an insolvency or bankruptcy action, the same shall constitute a breach of this Lease by Tenant.

                 EIGHTEENTH:      RIGHT TO PERFORM.  If a notice of mechanic's
lien be filed against the Leased Premises for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to, or for any party hereto, at the Leased Premises, and if such party shall fail to take such action as shall cause such lien to be removed from the record by discharge, deposit or bonding proceedings, within fifteen (15) days after such party received notice of the filing of such lien, any other party may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, such other party may require the lienor to prosecute an appropriate action to enforce the lienor's claim. (In such case, any party may pay any judgment recovered on such claim.) Any amount paid or expense incurred by Landlord or Tenant as in this Paragraph of [ILLEGIBLE COPY] any time be in default for, or in respect to, the use of water, electric current, natural gas or sprinkler supervisory service provided, the same are liens against Leased Premises shall be added to, or deducted from, succeeding rental payments as may be appropriate.

                 NINETEENTH: TENANT DEFAULT AND RIGHT OF RE-ENTRY. In the event of any breach of this Lease by Tenant, Landlord, besides other rights and remedies he may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be moved and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. Should Landlord elect to re-enter, or should he take possession pursuant to legal proceedings or any notice provided by law, he may either terminate this Lease, or may, from time to time, without terminating the Lease, relet said Leased Premises, or any part thereof, for which term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to alter or repair the Leased Premises upon re-letting. In such event, Tenant shall be immediately liable to pay to Landlord, in addition to any other amounts due hereunder at the option of Landlord either:

                 (A) the cost and expense of such reletting and such alterations and/or repairs, and any amount which the rent reserved herein for the period of such reletting, but not beyond the term hereof, exceeds the amount agreed to be paid as rent for such period, or;

                 (B) rents received by Landlord from such reletting shall be applied, first to the repayment of indebtedness other than rent due hereunder, second to cost and expenses of reletting and alterations or repairs, and third to the payment or rent due

Landlord and applied in payment of future rent as the same may become due and payable. Tenant shall be credited only with rent actually received by Landlord. Tenant shall, in such event, pay any deficiency between the amount due from Tenant to Landlord and the amount credited. No such re-entry or taking possession by Landlord shall be construed as an election to terminate this Lease unless written notice of such intention is given or unless termination be declared by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease on account of such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, and including the worth at the time of such termination of the excess, if any, of the amount of said rent and charges equivalent to the rent reserved for over the then reasonable value of the Leased Premises for the remainder of the term.

                 Notwithstanding this Paragraph "NINETEENTH", and as a condition precedent to the exercise of any remedy under this Lease by Landlord.

                 (A) Landlord shall give Tenant notice in writing of Tenant's failure to pay rent and/or real estate taxes and other, if any obligations satisfied by payment of money, and if Tenant shall pay the same within ten (10) days of receipt of said notice, Tenant shall not be in default or breach of this Lease;

                 (B) Landlord shall give Tenant notice in writing of any other default or breach which cannot be corrected by the payment of money, and if Tenant shall correct the same within twenty (20) days of receipt of said notice, Tenant shall not be in default or breach hereunder, provided, however, if the breach or default is such that it may not be corrected within said twenty (20) day period, but Tenant commences to correct the same within said period and diligently continues to correct same, Tenant shall not be in default or breach hereof.

                 TWENTIETH:       LANDLORD'S NOTICE.  In any breach of the
Lease by Landlord, Tenant shall be bound by the same notice requirements as the Landlord in Paragraph "NINETEENTH".

                 TWENTY-FIRST:    ACCESS ROAD.  Landlord grants to Tenant the
right of non-exclusive ingress and egress along the private road delineated as Area "C" in Schedule "A". Such road shall be for the use and enjoyment of ingress and egress and installation of utilities and services by owners, lawful occupants and tenants of Landlord, and Tenant shall not obstruct such access road. Landlord grants to Tenant the right of non-exclusive ingress and egress through Area "B" (parking areas) delineated in Schedule "A". The right of non-exclusive ingress and egress shall be for the use and enjoyment for ingress and egress and installation of utilities and services by owners, lawful occupants and tenants of Landlord, and Landlord shall not obstruct such Area "B". Providing Tenant is not in default of the terms and conditions of this Lease, and a mortgagee shall foreclose on any mortgage affecting the Leased Premises, access road, or any premises enjoying the use of said road, the use and enjoyment of the right of way for ingress and egress shall not be disturbed by said action to foreclose said mortgage.

                 Tenant shall execute any document required by Landlord to enforce the terms and conditions of this paragraph provided said does not diminish Tenant's rights hereunder.

                 TWENTY-SECOND:   SUBORDINATION.  This Lease shall be subject
and subordinate at all times to the lien of the mortgages now on the Leased Premises and all [ILLEGIBLE COPY] subordinate to the lien of any future mortgage or mortgages including purchase money mortgages, which may be a lien upon the Leased Premises, provided, however, that any such mortgage or mortgages shall provide that in any foreclosure proceedings, Tenant will not be made a party thereunder and in any sale in such foreclosure proceeding, this Lease shall remain undisturbed and in full force and effect provided Tenant is not in default hereunder.

                 TWENTY-THIRD:    METHOD OF NOTICE.  Any notice or demand which,
under the terms of this Lease or under any statute, must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered mail addressed to the respective parties at the following addresses:


In the case of Tenant, to:                       With a copy to:

FIBERS DIVISION OF STANDARD                      STANDARD OIL ENGINEERED
OIL ENGINEERED MATERIALS                         MATERIALS COMPANY, FIBERS
COMPANY                                          DIVISION
ATTENTION:  PLANT MANAGER                        P.O. BOX 808
310 Creekside Drive                              Niagara Falls, New York 14302
Audubon Industrial Park                          ATTENTION:  Controller
Amherst, New York  14150

In the case of Landlord to:                      With a copy to:
UNILAND DEVELOPMENT COMPANY                      ARTHUR F. DOBSON, JR., ESQ.
260 Wales Avenue                                 PARRINO COOPER BUTLER & DOBSON
Tonawanda, New York  14150                       135 Delaware Avenue Suite 405
                                                 Buffalo, New York  14202

or such other address as each of the parties hereto may from time to time designate by notice to the other.

                 TWENTY-FOURTH:   ATTORNEY EXPENSES.  If either party shall at
any time be in default hereunder, and if either party shall institute an action or summary proceeding against the offending party based upon such default, then the losing party will reimburse the prevailing party for the expense of attorney's fees and disbursements thereby incurred by the prevailing party, so far as the same are reasonable in amount. Also, so long as Tenant shall be a tenant hereunder, the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

                 TWENTY-FIFTH:    COMMON AREAS.  Landlord and Tenant hereby
grant to one another, its respective heirs, agents, licensees, invitees and assigns, the right of non-exclusive ingress and egress through the common areas of the building delineated as "common area" in Schedule "B" attached hereto. The common areas shall be maintained free of any and ali obstructions, restrictions and the like.

                 TWENTY-SIXTH:    TELEPHONE SERVICE.  Telephone service to and
throughout the Leased Premises shall be the responsibility of the Tenant. Notwithstanding provisions of Paragraph "SEVENTH", maintenance of telephone wiring and equipment shall be the responsibility of the Tenant for the term of the Lease. Installation of wiring and equipment shall comply with all local ordinances and regulations of the New York State Fire Underwriters .

                 TWENTY-SEVENTH: JURY WAIVER. In the event that Landlord must proceed by summary proceedings to enforce any provision of the Lease, Tenant and Landlord hereby waive whatever right they may have to a jury trial with regard to any issues of law or fact in said proceeding.

                 TWENTY-EIGHTH:   INVALIDITY.  The invalidity or
unenforceability or any provisions of this Lease shall in no way affect the validity of enforceability of any other provision hereof. No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

                 TWENTY-NINTH:    SUCCESSION.  This Lease is binding upon and
inures to the benefit of the heirs, assigns and successors in interest to the parties.

                 THIRTIETH:       RULES AND REGULATIONS.  Tenant agrees to
comply with all reasonable rules and regulations which the Landlord may establish from time to time for the protection and welfare of the Tenant, the building, and all other tenants and occupants thereof.

                 THIRTY-FIRST:    QUIET ENJOYMENT.  Landlord shall, at all
times during the term of this Lease, allow Tenant quiet enjoyment of said Leased Premises.

                 THIRTY-SECOND:   FINANCING COOPERATION.  Tenant will use its
best efforts to cooperate with Landlord in satisfying reasonable requirements of Landlord's mortgagee, provided same does not materially alter the terms and conditions of this Lease, including attached Estoppel certificate.

                 THIRTY-THIRD:    ARBITRATION.  Any dispute between Landlord
and Tenant arising out of the provisions of this Lease, excepting the payment of rent, taxes, mechanic's liens, deposits and the like shall be submitted to arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

                 THIRTY-FOURTH:   SIGNAGE.  Landlord reserves the right to
maintain uniformity and conformity for all exterior signs including window signage of all tenants of the building and/or complex in which the Leased Premises is located. Landlord, at Tenant's request, shall provide Tenant with specifications for its signage and Tenant may, at its own expense, construct or install a sign in accordance with the aforesaid specifications. All requests for permission to erect, apply and/or install signage must be made in writing to the Landlord and include a graphic illustration of the proposed sign. Landlord shall respond within fifteen (15) days to Tenant's request with either approval or disapproval of the proposed signage.

                 THIRTY-FIFTH:    PARKING.  Landlord shall provide car parks for
Tenant within the confines of the Building parking lot as described in Schedule "A". Landlord reserves the right throughout the term of this Lease to assign Tenant specific on site car parks.

                 THIRTY-SIXTH:    ESTOPPEL AGREEMENT.  Tenant shall, from time
to time, when requested in writing by Landlord or Landlord's mortgagee, execute a reasonable estoppel agreement describing among other items: the remaining length of the Lease term, acknowledging possession of the Leased Premises, the annual rent and method of payment, whether Tenant has any set offs against Landlord, whether either Landlord or Tenant is in default of the Lease Agreement, and the like including the Estoppel Certificate as per Schedule D.

                 THIRTY-SEVENTH: OPTION TO RENEW. Provided this Lease has not been terminated, Landlord grants to Tenant an option to renew this lease for an additional five (5) year term. Tenant shall notify the Landlord one hundred twenty (120) days prior to [ILLEGIBLE COPY] exercise its option under this Paragraph "THIRTY-SEVENTH", and the rent shall be the fair market value of the Leased Premises at the time of the exercise of this option. Landlord shall notify Tenant in writing the amount of rent to be paid during the renewal term at least one hundred eighty (180) days prior to the expiration of the initial Lease Term.

                 THIRTY-EIGHTH:   RIGHT OF FIRST REFUSAL.  In the event the
Tenant is not in default of any of the terms and conditions of the Lease or any subsequent renewal thereof, Landlord grants to Tenant the right of first refusal to Lease from Landlord any space which becomes available on the second floor of the Building located at 310 Creekside Drive, Audubon Industrial Park, Amherst, New York 14150. Tenant shall have ten (10) days from Landlord's written notice to Tenant of the availability of the adjacent space to exercise its right of first refusal on same. In the event Tenant exercises its right of first refusal, the Lease Term for the Leased Premises and the additional space terminate contemporaneously. The Lease Term of both the Leased Premises and the additional term shall be a minimum of three (3) years or the length of time left on the tenancy covering the Leased Premises, whichever is longer. If the Lease Term for the Leased Premises is less than three (3) years at the time of Tenant exercising its right of first refusal, then Tenant's lease for the Leased Premises shall be automatically extended to a three (3) year term. The rent for the additional term covering the Leased Premises shall be the fair market value of the Leased Premises at the time of the exercise of this right of first refusal and in such event, Landlord shall provide in its notice of the right of first refusal the revised rent covering the additional term. Nothing in this Paragraph "THIRTY-EIGHTH" shall require landlord to subdivide the available space offered to Tenant without Landlord's consent.

                 THIRTY-NINTH:    LEASE CONSOLIDATION.  Tenant and Landlord
presently have a Lease Agreement dated as of September 10, 1979 as amended by Amendments dated September 10, 1980; September 18, 1984; and December 19, 1985 for eighty-two percent (82%) of the building on Leased Premises under this Lease. Upon the Leased Premises being ready for occupancy pursuant to this Lease Agreement, and Tenant's acceptance of same, the Lease dated September
10, 1979 as amended on September 10, 1980; September 18, 1984; and December 19, 1985 shall be consolidated as contained herein. It being the intention of the parties that this Lease shall control Landlord and Tenant's relationship concerning the Leased Premises. With this Lease, Tenant is leasing an additional eight percent (8%) of the building in which the Leased Premises is located.

                 FORTIETH:        PARAGRAPH CAPTIONS.  Paragraph headings set
forth herein are for the convenience of the parties only and the same shall not be deemed to limit or expand the terms and conditions set forth herein.

                 IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals the day and year first above-mentioned.


                                  UNILAND DEVELOPMENT COMPANY

                                  By:  /s/  NANCY R. DOBSON
                                     ----------------------------
                                  FIBERS DIVISION OF STANDARD OIL
                                  ENGINEERED MATERIALS COMPANY an
                                  operating company of STEMCOR
                                  Corporation

STATE OF NEW YORK         )
                          ) SS.
COUNTY OF ERIE            )

         On this 11th day of February, 1987, before me, the subscriber, personally appeared NANCY R. DOBSON, Executive Vice President of the UNILAND DEVELOPMENT COMPANY, a General Partnership doing business under the laws of the State of New York, and she acknowledged to me that she has executed the within Lease Agreement as such Executive Vice President acting on behalf of such partnership.


                                           /s/ F. LOUISE BURNS
                                           --------------------------------
                                           F. LOUISE BURNS
                                           Notary Public, State of New York
                                           Qualified in Erie County
                                           My Commission Expires March 30, 1987




STATE OF NEW YORK         )
                          ) SS.
COUNTY OF ERIE            )


                 On this 11th day of February, 1987, personally appeared [NAME], of FIBERS DIVISION OF STANDARD OIL ENGINEERED MATERIALS COMPANY, a division of STEMCOR Corporation, said corporation being named above, deposes and says that he resides at____________________________________________ and that he is an officer of said corporation, the corporation described in and who executed the foregoing Lease Agreement; that he knows the seal of said Corporation, that the seal affixed to said Instrument is such Corporate seal; that it was affixed by the Order of the Board of Directors of said Corporation and that he signed his name thereto by like order.

                                          /s/ F. LOUISE BURNS
                                          ----------------------------------
                                          F. LOUISE BURNS
                                          Notary Public, State of New York
                                          Qualified in Erie County
                                          My Commission Expires March 30, 1987

                            FIRST AMENDMENT TO LEASE

                                 BY AND BETWEEN

                          UNILAND DEVELOPMENT COMPANY

                                      AND

                     FIBERS DIVISION OF THE CARBORUNDUM CO.

                           DATED:  December 24, 1993


                                Lease No. 408-F

                            FIRST AMENDMENT TO LEASE


        FIRST AMENDMENT TO LEASE ("First Amendment") dated the 24th day of December, 1993, by and between UNILAND DEVELOPMENT COMPANY, a New York General Partnership, University Corporate Centre, 100 Corporate Parkway, Suite 500, Amherst, New York 14226, hereinafter called "Landlord", and FIBERS DIVISION OF THE CARBORUNDUM CO., a Delaware Corporation, 310 Creekside Drive, Amherst, New York 14228, hereinafter called "Tenant."

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated the 11th day of February, 1987, ("Lease Agreement") for THIRTY THREE THOUSAND TWO HUNDRED EIGHTY FIVE (33,285) square feet of office and warehouse space located at 310 Creekside Drive, Amherst, New York as more particularly described in the Lease Agreement ("Leased Premises"); and

        WHEREAS, Landlord and Tenant are desirous of expanding the Leased Premises by EIGHT THOUSAND SEVEN HUNDRED FIFTY (8,750) square feet ("Additional Leased Premises") from THIRTY THREE THOUSAND TWO HUNDRED EIGHTY FIVE (33,285) square feet to FORTY TWO THOUSAND THIRTY FIVE (42,035) square feet; and

        WHEREAS, Landlord and Tenant are desirous of extending the term of the Lease Agreement for an additional ten (10) years ("Extension Term").

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that the Lease Agreement, between the parties shall be amended as follows:

        FIRST: Paragraph "FIRST: LEASED PREMISES". Landlord leases to Tenant and Tenant hereby takes office and light manufacturing space comprising approximately FORTY TWO THOUSAND THIRTY FIVE (42,035) square feet in a building located at 310 Creekside Drive, Amherst, New York, and more specifically designated on a plan attached hereto and designated as Schedule "AA" and made a part hereof.

        SECOND: Paragraph "SECOND: TERM." The First Amendment Extension Term shall commence on the first day of the next month immediately following the month in which Tenant acceptance of the Additional Leased Premises and shall continue for a period of ten (10) years. Should any portion of the term of Tenant's existing Lease Term be remaining upon Tenant's acceptance of the Additional Leased Premises, said remaining Lease Term shall merge into the Extension Term. The existing Lease Term shall be extended and remain in effect until Tenant's acceptance of the Additional Leased Premises.

        THIRD: Paragraph "THIRD: RENT." Tenant shall pay rent to Landlord during the Extension Term in the total amount of ONE MILLION SEVEN HUNDRED SEVENTY SIX THOUSAND SIXTY and 00/100 ($1,776,060.00) DOLLARS, as follows:

        A) On the first day of the first month of this Extension Term, the sum of THIRTEEN THOUSAND EIGHT HUNDRED THIRTY SEVEN and 00/100 ($13,837.00) DOLLARS and on the first day of the second month of the tenancy and on the first day of each and every calendar month thereafter through the sixtieth month of the tenancy, Tenant shall pay rent to Landlord in the sum of THIRTEEN THOUSAND EIGHT HUNDRED THIRTY SEVEN and 00/100 ($13,837.00) DOLLARS per month.

        B) On the first day of the sixty-first through one hundred twentieth month of the tenancy, Tenant shall pay to Landlord rent in the sum of FIFTEEN THOUSAND SEVEN HUNDRED SIXTY FOUR and 00/100 ($15,764.00) DOLLARS per month.

        All payments to be made in United States funds.

        FOURTH: CONSTRUCTION OF ADDITIONAL LEASED PREMISES. Landlord, within one hundred fifty (150) days after the signing date of this First Amendment to Lease shall cause to be built and completed the Additional Leased Premises consisting of a Building located at 310 Creekside Drive, Amherst, New York, warehouse and light manufacturing space more specifically described in Schedule "BB", attached hereto and made a part hereof. The Additional Leased Premises shall be constructed in a good and workmanlike manner. Landlord warrants that the improvements to the Additional Leased Premises shall be constructed with new materials of good quality and in accordance with all the currently existing laws, ordinances and statutes of the municipal or State Governments.

        Landlord shall, as part of Additional Leased Premises Construction, purchase and install equipment and electrical services for the electrical conversion to PASNY power in an amount not to exceed FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS. Tenant shall reimburse Landlord for any costs beyond FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS and Landlord shall supply all reasonable back up data supporting the invoice which Tenant may require.

        FIFTH: DELAYS IN CONSTRUCTION OF ADDITIONAL LEASED PREMISES. In the event that all improvements have not been completed within one hundred eighty
(180) after the date of signing of this First Amendment, Tenant shall have the right but not the obligation to enter into possession of such portions as may be ready for occupancy and Landlord shall diligently proceed to complete construction so as to place the Additional Leased Premises in conformance with Schedule "BB" within two hundred ten (210) days of the signing of this First Amendment to Lease. During any such period of partial occupancy, the rent to be paid hereunder shall be apportioned as to include only that floor space actually occupied by Tenant. For the purposes of apportionment of rent under this Paragraph only, it is agreed that the Additional Leased Premises shall be let for THREE and 95/100 ($3.95) DOLLARS per square foot. Entering into possession by Tenant of any portion of the Additional Leased Premises under the provisions of this Paragraph shall not constitute waiver of Landlord's obligation to complete unfinished items of construction or to correct defective work so as to bring the improvements in accordance with Schedule "BB".

        SIXTH: POSSESSION. The entire additional Leased Premises shall be considered ready for possession and Tenant shall accept the entire Additional Leased Premises when:

                A) The Building has been substantially completed including interior finishes, all site work and paving, loading docks, and

                B) All necessary interior utility fixtures and equipment have been installed, and

                C) The new Building electrical service including primary service, switchgear, metering, transformer and connection to the existing distribution system; and

                D) Ten (10) days' written notice has been provided to Tenant that the Leased premises will be ready for occupancy by Tenant; and

                E) A Certificate of Occupancy or Temporary Certificate of Occupancy, issued by the local governmental authority having jurisdiction, has been issued; and

                F) When the above conditions are satisfied, Tenant shall execute and deliver to Landlord within five (5) days of delivery of the Additional Leased Premises the acknowledgement of possession statement, attached to Lease and delineated as Schedule "CC" and made a part hereof.

        SEVENTH: EARLY ENTRY. Tenant shall accept the Additional Leased Premises when ready for possession, as described in paragraph "SIXTH" herein, and shall pay prorated rent for said early occupancy based on an annual rental of THREE and 95/100 ($3.95) DOLLARS per square foot until the commencement of the First Amendment to Lease Term. Landlord shall allow Tenant early entrance on the Additional Leased Premises to prepare Leased Premises for the installation of Tenant's fixtures and equipment. Tenant shall obtain prior written consent of Landlord, which consent (at no cost to Tenant) shall not be unreasonably withheld, and Tenant shall obey all reasonable restrictions of Landlord and shall prepare the Additional Leased Premises in a manner so as not to interfere with Landlord's construction of the Additional Leased Premises. Upon Tenant's early entry onto the Additional Leased Premises, all terms and conditions of this First Amendment to Lease shall apply as if the Lease Term had commenced except as otherwise stated herein.

        EIGHTH: Paragraph "FIFTH: USE" shall be amended as follows: The Leased Premises shall be used and occupied by Tenant as office, warehousing and light manufacturing space and for no other purpose. Tenant shall not cause unlawful amounts of odor, vibration, fumes, noise and/or nuisance within or beyond the confines of the Leased Premises and its use shall not result in the deterioration of the Leased Premises or the Building in which the Leased Premises is located. In addition, Tenant warrants and represents the following:

                a. Tenant shall place waste and refuse matter in the receptacle provided by Tenant. Tenant shall deposit only acceptable commercial waste in the aforesaid receptacle. Said acceptable commercial waste shall not include; Hazardous waste; Pathological waste; Industrial waste; Asbestos waste; Tires; Batteries; Oil and any wastes packed in drums or drums themselves; and any other wastes deemed unacceptable on any future date by any appropriate governmental authority or Landlord's waste hauler.

                        1. Tenant shall indemnify and hold Landlord harmless from all costs and expense, including but not limited to, reasonable attorneys fees, charges, fines and penalties for Tenants deposit of any hazardous waste in the waste receptacle.

                b. Tenant shall, at all times hereunder, comply with all applicable Federal, State and local environmental, land use, zoning, health, safety and sanitation laws, ordinances, codes, rules and regulations and interpretations and orders of regulatory and administrative authorities with respect thereto, and shall obtain and comply with any and all approvals, registrations or permits required thereunder. Without limiting the generality of the foregoing, Tenant shall duly comply with all requirements the New York State Environmental Conservation Law and the regulations promulgated thereunder. If required by any governmental agency Tenant shall promptly undertake and diligently pursue to completion the appropriate and legally authorized remedial and clean-up action in the event any release of oil or Hazardous waste or substances by Tenant, upon or into the Leased premises, the Building in which the Leased Premises is located, or the surrounding land area.

        1. Tenant shall provide Landlord with copies of any notification of releases of oil or Hazardous wastes or substances which are given by, or on behalf of the Tenant to any Federal, State or local agencies or authorities with respect to the Leased Premises.

        2. Tenant shall defend, indemnify, and hold harmless the Landlord, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses in relation to the release of any oil or Hazardous wastes or substances upon the Leased Premises, in the Building in which the Leased Premises is located, or the surrounding land area, provided such release is caused by the act or omission of Tenant, or its employees, or agents.

        3. Tenant shall furnish to Landlord at Landlord's written request, written certification of its compliance with this Paragraph "FIFTH". Such certification shall list all hazardous wastes or substances and the quantities thereof used on the Leased Premises for the past year.

        NINTH: "Paragraph SEVENTH: MAINTENANCE (A)". Landlord shall paint the exterior of the Building as part of Landlord's structural maintenance.

        TENTH:  "Paragraph EIGHTH: UTILITIES" shall be modified as follows:
Landlord pursuant to the terms of paragraph "FOURTH" herein, shall provide the metering and billing changes resulting from Tenant's conversion to "PASNY" power, including but not limited to, a separate meter for electricity to record all of Tenant's usage in the Leased Premises and common areas.

        ELEVENTH: "Paragraph NINTH: ADDITIONAL RENT" shall be amended as follows:

        Subparagraph (3) shall be amended as follows: Notwithstanding anything herein to the contrary, Tenant shall have the right to obtain its own competitive bid for any maintenance services performed by Landlord under this Lease. If the Tenant's bid is less than that charged by Landlord's subcontractor for similar quality of service, Landlord shall either award the contract to Tenant's subcontractor, or charge Tenant the rate quoted by Tenant's subcontractor and retain its own subcontractor. Nothing herein shall require Landlord to cancel any existing contracts which cannot be cancelled without penalty or claim for damages by Landlord's subcontractor.

        Subparagraph (5) shall be deleted and replaced with the following:
Tenant shall be responsible for all electrical service to the common areas and external portions of the building used for external lighting, deep dock pumps and other exterior use and such usage shall be part of Tenant's metered service and paid directly by Tenant. Tenant shall further be responsible for water and sprinkler services of the Building.

        The following shall be added:

        (8) As to those items which affect the entire Building in which the Leased Premises is located (so-called common area items), Tenant shall pay additional rent based on its proportionate share of floor space in the entire Building in which the Leased Premises is located. If Tenant occupies the entire Building, its proportionate share shall be one hundred percent (100%); if Tenant does not occupy the entire Building, Tenant's floor space in relation to the floor space of the entire Building shall be the factor in determining the proportionate share of increases to be borne by the Tenant for the purposes of such computation. The parties do now agree that Tenant shall occupy ninety-two (92%) percent of Building located at 310 Creekside Drive, Amherst, New York. Thus, Tenant shall pay ninety two (92%) percent of the common area charges.

        (9) The amounts required to be paid by the Tenant to the Landlord, under this Paragraph "NINTH" hereof, may at the option of the Landlord, be estimated for a full Lease year and billed monthly in advance at the rate of one-twelfth (1/12th) of such estimate. The Landlord shall make an adjustment based upon actual costs within ninety (90) days of the end of each Lease year. Any monies due and owing to Landlord following the end of the Lease year reconciliation shall be paid by Tenant to Landlord within thirty (30) days of the date of billing. Any such monies due and owing Tenant following the end of the Lease year reconciliation shall be credit by Landlord against the next future installments of additional rent owed by Tenant to Landlord or paid to Tenant by Landlord at Tenant's sole option.

        (10) Dispute Resolution. In the event that tenant disputes any rent billed, Tenant must nonetheless pay same to Landlord within the time provided herein or be in default of the Lease. The propriety of such billing shall not be a defense to any action taken by Landlord for Tenant's failure to pay any rent as provided herein. In the event tenant disputes any rent billed and timely paid by Tenant, Landlord shall in good faith diligently review the disputed item with Tenant within forty five (45) days of written notification by Tenant of the specific dispute. If the parties cannot come to an agreement, the dispute shall be resolved as provided for in this Lease. In the event Tenant then is owed a credit for rent, Landlord shall credit same against:
First: Any rent due and owing by Tenant; Second: Base rent due and owing by Tenant. Said Tenant's credit shall be issued by Landlord at the next rental billing period following such determination. Tenant waives its right to dispute or challenge any additional rent, billing or charge rendered longer than thirteen (13) months prior to Tenant's notification of Landlord of the specific dispute as provided herein.

        (11) Landlord shall use its best efforts to apply for any tax abatements available on the Building or Building addition. Any benefit received from any abatement shall be passed on to the Tenant.

        TWELFTH: EXPANSION. Landlord grants Tenant the right to expand the Leased Premises at Tenant's sole cost and expense. All plans, specifications and drawings for the expansion shall be approved in advance by Landlord which approval shall not be unreasonably withheld or delayed. Tenant and Tenant alone shall be responsible for all permits, governmental approvals and shall comply with all laws, statutes and ordinances of local, State and Federal Governments governing the expansion. Tenant shall pay no base rent for the expansion in the event Tenant so expands, however, Tenant shall be responsible for Additional Rent attributable to the expansion area, if any.

        THIRTEENTH: OPTION TO PURCHASE. Provided the Lease has not been terminated, and provided that Tenant is not in default of any of the terms and conditions thereunder, Landlord grants to Tenant an option to purchase. To exercise its Option to Purchase, Tenant must give Landlord twelve (12) months' written notice prior to the end of the one hundred twentieth (120th) month of the Lease Term. In the event that Tenant exercises its Option to Purchase as contained herein, Landlord shall furnish Tenant with good and marketable title, free and clear of all liens and encumbrances. In the event that Tenant exercises its Option to Purchase, Tenant shall, at the request of Landlord and at no additional cost to itself, cooperate with Landlord in a property swap or exchange pursuant to Internal Revenue Code Section 1031(a) or any equivalent tax protection mechanism of the Internal Revenue Code which may be in effect at the time of the exercise of the option. Any such cooperation by Tenant shall be at no additional cost or expense to Tenant and Landlord shall indemnify and hold Tenant harmless from any liability as a result of such exchange. The purchase price shall be the fair market value of the Building at the time of Tenant's exercise of its option as such fair market value is determined below. The fair market value shall be determined by each party obtaining within sixty
(60) days of Tenant exercising its option herein, an appraisal of the fair market value of the Building from a MAI appraiser who maintains an office in the counties of Erie or Niagara, State of New York. The fair market value for purposes of determining the purchase price, shall be the average of the two appraisals. However, in the event that the respective opinions of Fair Market Value vary by more than five (5%) percent, at the request of either Tenant or Landlord, the two appraisers shall choose a third appraiser. The third appraiser shall then select which of the two proposed determinations most closely approximate the third appraiser's determination of Fair Market Value. The determination chosen by the third appraiser as most closely approximating his determination shall constitute the decision of the appraisers and shall be conclusive upon the parties. The cost incurred in connection with the third appraisal shall be split equally between Tenant and Landlord. Notwithstanding the above, in the event that the fair market value is less than ONE MILLION NINE HUNDRED THOUSAND and 00/100 ($1,900,000.00) DOLLARS then the purchase price shall be ONE MILLION NINE HUNDRED THOUSAND and 00/100 ($1,900,000.00) DOLLARS; and in the event the fair market value shall be greater than TWO MILLION FOUR HUNDRED EIGHTY THOUSAND and 00/100 ($2,480,000.00) DOLLARS, then the purchase price shall be TWO MILLION FOUR HUNDRED THOUSAND and 00/100 ($2,480,000.00) DOLLARS.

        FOURTEENTH: OPTION TO RENEW. Provided the Lease has not been terminated and Tenant is not in default of any of the terms and conditions of the Lease Agreement and any extensions or renewals thereof, Landlord grants to tenant an option to renew this Lease for an additional five (5) year term ("Second Extension Term"). Tenant shall notify the Landlord by no later than one hundred eighty (180) days prior to the Extension Term of its intent to exercise its option under this paragraph "TWELFTH", the rent during the second Extension Term shall be FIVE and 36/100 ($5.36) DOLLARS per square foot.

        Provided the Lease has not been terminated and Tenant is not in default of any of the terms and conditions of the Lease Agreement and any extensions or renewals thereof and Tenant has exercised its option aforementioned, Landlord grants to Tenant an option to renew this Lease for an additional five (5) year term ("Third Extension Term") following the expiration of the option term. The rent during the Third Extension Term shall be SIX and 05/100 ($6.05) DOLLARS per square foot.

        FIFTEENTH: Except as specifically amended herein, the terms and conditions of the Lease Agreement between the parties entered into on or about the 11th day of February, 1987 shall continue in full force and effect throughout the Extension Term.

        IN WITNESS WHEREOF, the parties have affixed their hands and seals the day and year first above written.


                        UNILAND DEVELOPMENT COMPANY


                        By:  /s/ NANCY R. DOBSON
                           -----------------------------



                        FIBERS DIVISION OF THE CARBORUNDUM CO.


                        By:  /s/ J. DAVID DUNN
                           -----------------------------

STATE OF NEW YORK   )
                    )  SS.
COUNTY OF ERIE      )


        On this ???? day of December, 1993, personally appeared NANCY R. DOBSON, AGENT in the UNILAND DEVELOPMENT COMPANY, a General Partnership doing business under the laws of the State of New York, and he acknowledged to me that he has executed the within First Amendment to Lease as such Managing Partner acting on behalf of such partnership.


                                        /s/ F. LOUISE BURNS
                                -------------------------------------
                                            F. LOUISE BURNS
                                   Notary Public, State of New York
                                       Qualified in Erie County
                                 My Commission Expires Oct. 31, 1995



STATE OF NEW YORK   )
                    )  SS.
COUNTY OF ERIE      )


        On this 29th day of October, 1993, personally known to me J. DAVID DUNN of FIBERS DIVISION OF THE CARBORUNDUM CO., being named above, deposes and says that he is the officer of said corporation, the corporation described in and who executed the foregoing First Amendment to Lease; that he knows the seal of said Corporation, that the seal affixed to said First Amendment to Lease is such Corporate seal; that it was affixed by the order of the Board of Directors of said Corporation and that he signed his name thereto by like order.



                                       /s/ ROBIN A. ZOLDOWSKI
                                -------------------------------------
                                          ROBIN A. ZOLDOWSKI
                                    Notary Public, State of New York
                                        Qualified in Erie County
                                  My Commission Expires Feb. 28, 1995

                                  SCHEDULE CC


        Tenant shall, on its own stationery, provide to Landlord upon acceptance or possession of the premises, the following:


        "To Whom It May Concern:

        On          1993, FIBERS DIVISION OF THE CARBORUNDUM CO. entered into a
Lease Agreement with UNILAND DEVELOPMENT COMPANY for approximately FORTY TWO THOUSAND THIRTY FIVE (42,035) square feet of office and light manufacturing
space located at 310 Creekside Drive, Amherst, New York.  On the        day of
1993 Landlord tendered and Tenant accepted possession of the premises.

        It is agreed by the parties that the Lease Agreement dated          1993
commences on the first day of 1993 and terminates on the    day of       19   ."

                             PROPOSED EXPANSION FOR

                           CARBORUNDUM COMPANY, INC.

                 Audubon Industrial Park - 310 Creekside Drive
                               Amherst, New York


        This drawing, agreement, addendum, Exhibit and/or specification, is hereby identified and acknowledged as forming a part of the contract documents.


Dated        12-20-93                            Schedule     BB
      ---------------------                               ---------------

        UNILAND DEVELOPMENT COMPANY
- -------------------------------------------------------------------------------
Witness                                                 Lessor/Landlord

                                        BY         /SIG/
                                           -----------------------------------

        ????????????   DIVISION OF CARBORUNDUM CO.
- -------------------------------------------------------------------------------
Witness                                                   ?????/Tenant


                                        BY        /SIG/
                                           -----------------------------------


Project File No. 408                                          January 4, 1993

                   BUILDING EXPANSION OUTLINE SPECIFICATIONS

SITE DATA

The site for the Carborundum Company expansion shall consist of approximately
3.04 acres of existing property known as 310 Creekside Drive located in the Audubon Industrial Park, Town of Amherst, New York.

SITEWORK/PAVING

The existing site shall be altered to include an expansion of approximately 8,750 square feet of new floor area to the existing building. In addition, new asphalt paving, concrete aprons and curbing shall be installed as detailed in the proposed site plan, sheet A-1, dated 8/20/93 and revised 11/22/93, reflecting the revisions to the overall site. All existing employee car parking spaces shall remain as shown.

SITE LIGHTING

The existing site lighting shall remain with the exception of those eliminated with the construction of the new expansion. New, building-mounted 480 volt metal halide fixtures shall be provided at the new shipping and receiving area and roadway to the east and south of the new building expansion.

BUILDING DATA

The building expansion shall consist of a one-story manufacturing and warehouse structure.

Warehouse/Manufacturing Area (High Bay)
(See Interior Work Letter Part I) = 8,750 square feet

TOTAL = 8,750 square feet

SITE AND BUILDING UTILITIES

Storm Water: The storm water system for the Carborundum Company expansion shall be revised to accommodate the new site roadways and driveways to be installed, along with new catch basins, at the recessed dock area. The entire storm water system will be revised, altered or changed to meet the provisions of the Town of Amherst along with their requirements for storm drainage runoff.

Sanitary Sewer: No sanitary sewer work is planned for the expansion of the Carborundum Company building.

Water Service: The existing water service for the Carborundum Company facility will be expanded to provide water in the new expansion area. This will include the installation of one (1) 3/4" copper line to provide two (2) frost-free hose bibs located at the north and south elevations of the facility.

ELECTRICAL SERVICE

The buildings existing electrical service shall remain. In addition, a new, 480 volt distribution panel at 100 amps will be provided within the new expansion area. This distribution panel will serve lighting for the new area.

NATURAL GAS

The natural gas service which presently exists will be expanded and extended into the new building expansion area. Gas will be the sole source for heating this new facility.

BUILDING STRUCTURE

Foundation: The foundations for the expansion of the Carborundum Company shall consist of 12" thick cast-in-place, steel reinforced concrete footers and foundation walls. All concrete shall have a minimum compressive strength of 3,500 PSI; all exterior foundation walls shall be insulated and meet all requirements and provisions of the New York State Energy Conservation Code.

Wall Construction: The exterior wall construction for the Carborundum Company expansion shall consist of insulated 12" concrete masonry block units. The masonry wall shall be reinforced structurally by bond beams and structural reinforcement as necessary. The exterior of all new masonry walls shall receive a two part finish consisting of primer/sealer/filler and finish paint to match existing building. The entire wall system shall be engineered to meet the requirements of the New York State Energy Conservation Code.

Floor Construction: The floor construction for the Carborundum Company expansion shall consist of 6" of 3,500 PSI concrete, reinforced with 10-gauge 6" x 6" welded wire fabric. Concrete floor expansion shall be provided at all exterior walls and interior columns. In addition, 1-1/2" deep control joints shall be provided at all column center lines or a maximum floor slab area not to exceed 25' x 25'.

Roof Construction: The roof construction shall consist of structural steel and related steel bar joist and joist girders. The steel joist shall be spaced at a minimum of 5'-0" on center, meeting all the requirements of the New York State Building Codes as well as the Steel Joist Institute of America. The roof system shall consist of 22-gauge type B prime painted roof deck, a minimum 3" of expanded polystyrene insulation and rubber membrane ballasted roof system. The entire roof system shall meet the provisions of the New York State Energy Conservation Code; the roof shall also carry a ten-year warranty on all labor and material. The perimeter edge of all exterior walls shall be capped and flashed with clear, anodized aluminum flashing.

Shipping and Receiving Area: A new shipping and receiving facility shall be provided within the new expansion of the Carborundum Company structure consisting of one (1) grade entry overhead, steel insulated, electrically-operated door, along with two (2) 48" recessed dock overhead doors, 8'-0" wide x 9'-0" high equipped with dock bumpers.

In addition, a new retaining wall and railing shall be provided between the grade access and recessed docks. Also, one (1) new 3' x 7' employee entry door or shipping/receiving door will be installed adjacent to the grade level door. Additional man doors will be provided along the north side of the building for emergency egress use.

                              INTERIOR WORK LETTER
                         Warehouse / Manufacturing Area
                                     Part I


TENANT           Carborundum Company, Inc.
                 Audubon Industrial Park
                 310 Creekside Drive
                 Amherst, New York

FILE NUMBER      408

DATE             January 4, 1993

SQUARE FOOTAGE   8,750 square foot expansion area


1000.00  INTERIOR WALLS

         1000.10  SEPARATION WALLS

         WALL TYPE B

                  The walls separating the existing warehouse/manufacturing area from the new area will be constructed with masonry block.

                  ALLOWANCE: All separating walls necessary to define new areas from existing warehouse/manufacturing areas.

1100.00  WALL FINISHES

         1100.10  MASONRY PAINT / PRIMER

                  All masonry walls located in the warehouse/manufacturing area shall be primed with one (1) coat of masonry filler primer and two (2) coats of Benjamin Moore Regal Aqua Pearl (301) vinyl acrylic latex pearl finish or equal.

                  ALLOWANCE: All masonry walls located in the warehouse/manufacturing area shall be painted the color specified by the tenant.

1200.00  CEILINGS

         1200.10  EXPOSED BUILDING STRUCTURE AND ROOF DECK

                  The ceiling within the warehouse/manufacturing area shall be the base building exposed structural system, beams, joist, joist girders and roof deck.

                  ALLOWANCE: All areas as defined as warehouse/manufacturing area.


1300.00  FLOOR FINISHES

         1300.10  CONCRETE FLOORS

                  Concrete floors shall receive two (2) coats of acrylic coating with color as specified by the tenant

                  ALLOWANCE: All areas as defined as warehouse/manufacturing area.


1400.00  WALL BASE

         1400.10  VINYL BASE

                  Vinyl base shall be 1/8" x 4" cove, as manufactured by Armstrong or equal.

                  ALLOWANCE: Vinyl base shall be provided along all wall types of gypsum board construction.

1500.00  DOORS AND FRAMES

         1500.10  EXTERIOR MAN DOORS

                  Man doors shall be 1-3/4" x 3'-0" x 7'-0" steel insulated, mounted in steel frames with commercial grade hardware, consisting of 1-1/2 pair hinges, closure, weather-stripping, lockset and panic device on all exit doors. Door and frame shall be factory primed and receive two (2) coats of semi-gloss enamel paint finish.

                  ALLOWANCE: Man doors shall be provided as required per current [at time of construction] building codes.

         1500.20  OVERHEAD DOORS

                  Overhead doors shall be thermospan steel insulated doors with factory finished steel panel on both sides with high lift hardware, weather-stripping and manual slide bolt lock as manufactured by Wayne Dalton or equal.

                  ALLOWANCE: Overhead doors shall be installed in size and quantity as detailed in the building outline specifications or as indicated on the attached floor plan.

         1600.00  DOCK EQUIPMENT

                  1600.10  DOCK BUMPERS

                  Dock bumpers shall be one (1) piece construction of high impact vinyl with steel angle frame permanently mounted to building structure.

                  ALLOWANCE: One (1) pair of dock bumpers for each recessed shipping and receiving overhead door as indicated on the attached floor plan.

1700.00  MECHANICAL SYSTEMS

         1700.10  HEATING SYSTEM

                  The warehouse/manufacturing area shall be heated only, utilizing ceiling-mounted natural gas unit heaters as manufactured by Reznor or equal. All unit heaters shall have direct spark ignition, aluminized heat exchangers, single stage combustion gas valve, fan and high limit safety controls and operate at a minimum of 80% fuel efficiency.

                  HEATING:
                  -------
                  Outdoor Design Temperature                 0 degrees F
                  Indoor Average Design Temperature          68 degrees F


         1700.20  HEATING CONTROLS

                  Heating shall be controlled by Honeywell or equal thermostat for each unit heater.

                  ALLOWANCE:  One (1) thermostat for each unit heater.

1800.00  ELECTRICAL

         1800.10  FLUORESCENT LIGHTING

                 Fluorescent lighting fixtures shall be two (2) tube, 8'-0" long fixtures as manufactured by Lithonia or equal and mounted to exposed steel bar joist or building structure, equipped with energy saving ballast and lamps.

                 ALLOWANCE: Fluorescent lighting shall be installed to obtain an average foot candle level of thirty-five (35) at 42" above finished floor level. Fluorescent lighting shall be installed in all areas of less than 5,000 square feet of floor area or as regulated by New York State Energy Conservation Code.

         1800.20  DISTRIBUTION

                 Duplex receptacles shall be 15 amp, 125 volt capacities. Standard color shall be ivory with matching cover plate or exposed galvanized steel box and cover, if surface mounted. All receptacles shall be commercial specification grade, as manufactured by Hubbell or equal.

                 ALLOWANCE: Duplex outlets shall be as provided at the rate of one (1) per 1,000 square feet.


1900.00  LIFE SAFETY SYSTEMS

         1900.10  EMERGENCY LIGHTING

                 Exit devices shall be ceiling- or wall-mounted with exit direction indicator illuminated with compact fluorescent lamp and powered by the suites main electrical service. During power failure, the fixture shall be operated by battery back-up. Exit lights shall be as manufactured by Lithonia emergency lighting systems or equal.

                 ALLOWANCE: One (1) illuminated exit sign for each warehouse/manufacturing area. One (1) emergency light fixture per 5,000 square feet.

2000.00  PLUMBING

         2000.10  ROOF DRAINS

                 Provide interior piped roof drains per New York State Plumbing Code.

                                    GLOSSARY


BUILDING OUTLINE SPECIFICATIONS: The general construction information relating to a particular building and site along with the standard finish, details, etc.

B.T.U.H. (BRITISH THERMAL UNIT PER HOUR): The measurement of heat transference, per hour.

C.F.M. (CUBIC FEET PER MINUTE): The measure of the volume of air flow.

COMMON AREA DEMISING WALLS: Fire rated partition walls which separate tenants space from common areas, such as corridors.

DEMISING WALLS: Fire rated partition walls that define and separate tenants occupied space or separate occupancy types.

FIBERGLASS SOUND BATT INSULATION: Fiberglass insulation in the form of sound-deadening material used in the walls, ceilings or floors used to lessen the intensity of sound transmission.

FOOT CANDLE: The unit of measurement of illumination, luminance or brightness at a certain level or surface that represents a maintained level of lighting.

HVAC (HEATING, VENTILATING AND AIR-CONDITIONING):

INTERIOR FINISH GROUP: Landlord's compilation of pre-selected finish packages: includes color-coordinated selections which are readily available.

NON-OCCUPIED AREAS: Areas not used for office or work stations such as storage, closets, file rooms, etc.

N.R.C. (NOISE REDUCTION CO-EFFICIENT): The unit of measure of the sound absorption qualities of the particular material.

OFFICE SEPARATION WALLS: Fire rated partition walls required by Code, separating different occupancy types within the tenants office.

OUTDOOR DESIGN TEMPERATURE: The temperature used to determine the heating/cooling loads required to design the HVAC system.

PLENUM: The space between the ceiling line and the floor or roof line above.

RENTABLE AREA: The area inclusive of the tenant-occupied area as well as the tenants allocation of the common areas of the building.

SF (SQUARE FOOT)

SHADOWLINE CEILING TILE: Refers to a trade name for a special type of recessed edged ceiling tile.

STATIC GENERATION: Amount of static electricity that can be generated by a material.

S.T.C. (SOUND TRANSMISSION CO-EFFICIENT): The ability of an acoustical material to attenuate (weaken or lessen) the intensity of sound energy passing from one room to another via the walls or plenum space shared by two adjacent rooms.

SUITE: The actual occupied tenant space.

SUPPLY AIR SYSTEM: The assembly of connected ducts, fittings and grilles through which air from the heat exchanger is heated or cooled and conducted to the space or spaces to be heated or cooled.

ZONE: A specific "defined" area of the suite which receives heating or cooling from a single HVAC unit.

COMPANY:         Standard Oil                       AUTHORIZED AMOUNT:  $571,065
                 Engineered Materials

LOCATION:        Amherst, New York

AFE NO.:         CBR-977

PROJECT:         Amherst Lease Expansion

PROJECT TYPE:    Cost Savings/Volume


REQUEST:

The Fibers Division requests approval to lease an additional 3150 square feet of space at its Amherst, New York manufacturing facility. In addition, a four-year lease extension for the entire facility is proposed.

BACKGROUND:

During 1986 our expanding paper laminating and die cutting process were installed in the Amherst, New York manufacturing plant. This new product line has grown from zero to sales of $1.2 Million in 1987. Sales are expected to double in 1988. Existing on-site storage space for raw materials and work-in-process has been outgrown. The excess volume is presently stored at a site 10 miles from the plant. This results in double or triple handling and disproportionate increases in damage and handling costs.

The proposed space will eliminate this problem by allowing on-site storage. The Division will save approximately $52,000 per year for an incremental cost of $34,221 over a 33 month lease term. This space will have adequate storage capability through 1993.

The existing lease of 30,135 square feet expires December 1, 1989. The building owner, (Uniland Development) is requesting Standard Oil to extend this commitment until December 31, 1993. If this lease is extended, Uniland will at their own expense remove all partitioned walls between existing Standard Oil space and the newly acquired space. In addition, Uniland will cut an eight foot opening in an interior block wall to supply access to the Textile operation. The Fibers Division will then occupy the entire first floor of the Uniland building. The undiscounted cost of this lease extension is $536,844 over the 49 month period.

FINANCIAL:

An analysis was completed assuming the cost savings and related lease expenses associated with the above proposal.

The discounted cash generation results from leasing the proposed space over a 33 month period amounts to $62,200. The capitalized value of this leased space addition totals $29,800.

Extending the existing lease through December 31, 1993 results in a capitalized lease value of $446,000 assuming an 8.5% cost of debt. The capitalized value of the total proposal amounts to $475,800.

                          AMHERST LEASE COSTS SUMMARY

                             START DATE:  03/01/87

                              END DATE:  12/31/93


EXISTING COMMITMENT:

         $8,629.70 per month    3/1/87 - 11/30/89 - 33 months
         Present commitment  =  $284,780.10

ADD "RONCO" SPACE CONCURRENT WITH EXISTING COMMITMENT

         $1,037 per month       3/1/87 - 11/30/89 - 33 months
         Concurrent addition  = $34,221

EXTENSION OF COMBINED LEASE

         $10,956.00 per month    12/1/89 - 12/30/93 - 49 months (34th through
                                 82nd)
         Extension total      = $536,844.00

TOTAL NEW COMMITMENT TO BE APPROVED:

         $34,221 + $536,844 = $571,065

TOTAL NEW + OLD COMMITMENT AFTER 3/1/87 = $855,845.10





GDB
JANUARY 27, 1987

                              PROJECT SUMMARY FORM               AFE NO. CBR-977
- --------------------------------------------------------------------------------
Project Name                         Department                    Location
Textile Plant Lease                  Fibers Division               Amherst, N.Y.
Request for Lease Authorization
- --------------------------------------------------------------------------------
                              Request for Approval
                              --------------------

Description of Project, its Location, Physical Purpose and Characteristics, and our Participation. We will lease 3150 ft. (2) of additional manufacturing space. The existing lease will be extended for four additional years for manufacturing of Textiles and Expanding Paper at Amherst, NY.

Contemplated Completion Date   12/31/93
                             -----------------

Reason for Project
To increase production space for "Expanding Paper" to meet increasing sales.

Alternative Method(s) of Accomplishing
Expand warehouse space at Bell and/or relocate to another site.

Rationale for Proposed Solution
Expansion at Amherst will provide the lowest production cost of available options. Better utilization of existing plant personnel and equipment will also be realized.

Capital in Approved Budget             $
                                        -----------
Present Estimate of Capital Required   $
                                        -----------
Remarks




Economic Evaluation Investment

Capital   $_________  (All Other Detail)

Expense   $_________  Existing Assets Used     $_________

All Other $_________  SOHIO Engineering Costs  $_________

Total     $_________  Pre-Start Up Costs       $_________

                      Fixed Costs              $_________
Undiscounted
Value     $571,065    Working Capital          $_________
Capitalized
Value      475,800    All Other                $_________
- --------------------------------------------------------------------------------
                                                                Incremental Over
Economic Indicators   Most Likely   Conservative   Optimistic   Alternative
- -------------------   -----------   ------------   ----------   -----------

Investor's Rate or Return

SOHIO Index

Discounted Payout (Cumulative)

NPV
- --------------------------------------------------------------------------------
                         Critical Economic Assumptions
                         -----------------------------

1.  Textile plant operates through 1993.

2.  "Expanding Paper" production continues through 1993.

3. Possession of the complete 1st floor of the building via this lease is a major logistic improvement over our existing, separated spaces.

                            Include When Appropriate
- --------------------------------------------------------------------------------
                              Date        Recommended By             Date

   /s/ G.D. BRITTON                    By /s/ G.E. GILLESPIE         1/29/87
- --------------------------                -----------------------
G.D. Britton                              G.E. Gillespie

   /s/ T.L. VESNESKE
- --------------------------
T.L. Vesneske
- --------------------------------------------------------------------------------
                         Authorization For Expenditure
                            (Fill in when Approved)

  /s/ E.J. KITS                            /s/ W.A. HORSEWOOD
- --------------------------                 ---------------------
E.J. Kits                                  W.A. Horsewood

  /s/ R.W. WOLF                            /s/ R.L. HOOVEN
- --------------------------                 ---------------------
R.W. Wolf                                  R.L. Hooven

  /s/ B.E. PERSHING                        B.M. KIRCHNER              1/29/87
- --------------------------                 ---------------------
B.E. Pershing                              B.M. Kirchner
- --------------------------------------------------------------------------------
    A.F.E. No.                             Approved By                Date
                                           /s/ R.R. BOLLER            1/29/87
                                           ---------------------
                       $                   R.R. Boller
- --------------------------------------------------------------------------------
   A.F.E. Sup. No.                         Approved By                Date
                                           /s/ L.L. KAHL              1/30/87
                                           ---------------------
                       $                   L.L. Kahl
- --------------------------------------------------------------------------------